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                                                           Exhibit 99(a)

                              ASSET PURCHASE AGREEMENT, dated as of
                  October 17, 1994, among PAINE WEBBER GROUP INC., a Delaware corporation (the "Purchaser"), GENERAL ELECTRIC COMPANY, a New York corporation (the "Parent"), and KIDDER, PEABODY GROUP INC., a Delaware corporation (the "Seller").

            WHEREAS the Purchaser desires to purchase certain assets from the Seller and certain of its subsidiaries, and the Seller desires to sell, and to cause such subsidiaries to sell, such assets to the Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement; and

            WHEREAS the parties recognize the importance to the Acquired Businesses (as defined below) of their respective key employees.


            NOW, THEREFORE, in consideration of the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                ARTICLE I

                               Definitions

            SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Accounts Receivable" shall mean all accounts and notes receivable of each member of the Seller Group, including credit balances and security and commodity balances, outstanding on the Closing Date and arising out of the conduct of any Acquired Business, other than any Excluded Asset.

            "Acquired Assets" shall mean (a) the Acquired Liquid Assets and (b) the Acquired Operating Assets.

            "Acquired Businesses" shall mean, subject to the Restructuring Agreement, the business activities and operations of the Seller Group generally described by the following names, other than any Excluded Business:

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2

            (a) Asset Management;

            (b) Mortgages, including Single Family Whole Loan Trading, Commercial/Multi-Family Whole Loan Trading, Mortgage Finance, Real Estate Finance (including REIT underwriting and sales and real estate advisory), Research and Contract Finance;

            (c) Equity Research;

            (d) Investment Banking, including High Yield and Emerging
      Markets;

            (e) International Fixed Income; provided, however, that
      (i) the Seller has advised the Purchaser that the International Fixed Income business is currently conducted principally through the Seller Group's London office and is also conducted through certain other foreign offices, (ii) the operations and business defined in this clause (e) shall include the related sales force, wherever located, and (iii) without limiting clause (ii) above, except to the extent otherwise specified pursuant to clause (j) below, the operations and business defined in this clause (e) shall include only the London office;

            (f) Listed Domestic Futures, including sales and marketing of futures and futures option contracts traded on United States futures exchanges and related support functions;

            (g) Matched Book, consisting of (i) matched repurchase and reverse repurchase and borrowing transactions collateralized by U.S. government and agency Securities, mortgaged-backed Securities or whole loans (conducted in New York) and (ii) such transactions collateralized by foreign government Securities and Eurobond Securities (conducted in London);

            (h) Investment Services (retail brokerage);

            (i) Fixed Income (sales force only); and

            (j) any other business activities and operations of the Seller Group (or any portion thereof) specified by the Purchaser pursuant to Section 9.01.

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            "Acquired Liquid Assets" shall mean (i) the cash reflected on the Closing Balance Sheet, (ii) subject to Section 2.09, all Securities held as of the Closing Date by any member of the Seller Group in connection with the conduct of any Acquired Business, other than any Excluded Asset, (iii) the cash and U.S. Government Securities delivered to the Purchaser pursuant to Section 3.03(b) and (iv) subject to
Section 2.07(b), the Other Liquid Assets.

            "Acquired Operating Assets" shall mean (a) all the assets, rights, properties, claims, contracts, goodwill and business of every kind and description, whether tangible or intangible, real, personal or mixed, owned directly or indirectly by any member of the Seller Group and used primarily in the conduct of any Acquired Business, including Assigned Contracts, including customer account agreements, Exchange Memberships, Intellectual Property, Leased Real Property, Licenses and Permits and Owned Real Property, other than any Equipment and Machinery,
(b) the Equipment and Machinery, (c) if mutually agreed between the Purchaser and the Seller, the stock of any member of the Seller Group, other than the Seller, any foreign member, or any member that directly or indirectly owns stock in a foreign member, that the Purchaser identifies to the Seller in writing prior to the Closing, (d) the Books and Records and (e) any hedges and derivatives included within the Acquired Assets pursuant to Section 9.05, other than, in each case, any Excluded Asset, any Security and any Other Liquid Asset.

            "Advisers Act" shall mean the Investment Advisers Act of
1940.

            "Affiliate" shall mean, with respect to a specified person, a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with, the person specified and when used with respect to the Parent or the Seller, shall include the members of the Seller Group.

            "aggregate market value", when used in Section 2.08, has the meaning specified in Section 2.08(b)(i).

            "Applicable Law" shall mean all applicable provisions of all
(a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, and (b) orders, decisions, injunctions, judgments, awards

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and decrees of or agreements with any Governmental Authority.

            "Assigned Contracts" has the meaning set forth in
Section 2.07(c).

            "Assumed Liabilities" has the meaning set forth in Section
2.05.

            "Assumption Agreement" shall mean the assumption agreement dated as of the Closing Date by the Purchaser in favor of the members of the Seller Group, reasonably satisfactory in form and substance to the parties, pursuant to which the Purchaser shall assume the Assumed
Liabilities in accordance with this Agreement.

            "Balance Sheet" has the meaning set forth in Section 5.05.

            "Balance Sheet Principles" shall mean (a) including no assets other than Acquired Assets, (b) containing separate line items for cash, Securities (other than U.S. Government Securities), U.S. Government Securities, Physical Capital and Other Liquid Assets,
(c) valuing all Securities and Exchange Seats at fair market value as of the date of the applicable balance sheet, (d) including no Excluded Liabilities specified in clauses (ii) through (xii) of Section 2.06 and
(e) otherwise in accordance with generally accepted accounting principles, on a basis consistent with the Seller's past practice.

            "Benefit Plans" has the meaning set forth in Section 5.11.

            "Books and Records" shall mean all books of account, records, files and invoices used primarily in the Acquired Businesses, including all customer files, customer account records, production data, equipment maintenance data, employee files relating to Continuing Employees, accounting records, inventory records, sales and sales promotional data, advertising materials, customer lists, cost and pricing information, supplier lists, business plans, reference catalogs, Tax records and Returns and any other similar records and data, other than any Excluded Asset.

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            "Business Day" shall mean any day other than a Saturday,
Sunday or other legal holiday in New York City or a day on which the NYSE does not conduct regular trading.

            "CFTC" shall mean the Commodity Futures Trading Commission.

            "Closing" has the meaning set forth in Section 4.01.

            "Closing Balance Sheet" has the meaning set forth in
Section 3.04.

            "Closing Balance Sheet Report" has the meaning set forth in
Section 3.04.

            "Closing Date" has the meaning set forth in Section 4.01.

            "Closing Securities Listing" has the meaning set forth in
Section 2.09.

            "Code" shall mean the Internal Revenue Code of 1986.

            "Commission" shall mean the Securities and Exchange
Commission.

            "Common Stock" shall mean the Purchaser's Common Stock, par value $1 per share.

            "Common Stock Consideration" shall mean 21,500,000 shares of Common Stock.

            "Commonly Controlled Entity" has the meaning set forth in
Section 5.11.

            "Confidentiality Agreement" shall mean the two letter agreements between the Purchaser and the Seller relating to confidentiality.

            "Continuing Employee" shall mean any employee of the Seller Group (including an employee who is absent due to illness, injury, military service or other authorized absence, but not including an employee who is retired or who is disabled within the meaning of any applicable long-term disability plan) who accepts an offer of employment from the Purchaser that takes effect at the Closing (or, in the case

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of an absent employee, following his or her return to service).

            "Contract" shall mean any contract, agreement or other instrument or arrangement, excluding any Security and any such item relating to any off-balance sheet hedge or derivative.

            "Conversion Plan" has the meaning specified in the Restructuring Agreement.

            "Convertible Preferred Stock" shall mean 1,000,000 shares of 6% Convertible Preferred Stock of the Purchaser having the terms set forth in Exhibit A.

            "Conveyancing Documents" has the meaning set forth in
Section 2.02.

            "Covered Taxes" has the meaning set forth in Section 5.06.

            "Deferred Purchase Price" has the meaning set forth in
Section 3.05.

            "Delayed Asset" has the meaning set forth in Section 2.04.

            "Delayed Liability" has the meaning set forth in
Section 2.04.

            "DRD" has the meaning set forth in Section 3.05.

            "Equipment and Machinery" shall mean all the equipment, machinery, furniture, fixtures and improvements, supplies and vehicles owned or leased by any member of the Seller Group and used exclusively in the operation of any Acquired Business.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

            "Exchange Membership" shall mean each membership in any securities or commodities exchange held by or on behalf of any member of the Seller Group primarily in connection with its conduct of any Acquired Business and any agreements relating thereto, other than
(i) any Excluded Asset and (ii) any such item that confers a particular status on the applicable member of the Seller Group if the

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Purchaser or any relevant subsidiary of the Purchaser possesses such status.

            "Exchange Seat" shall mean each seat on any securities or commodities exchange held by or on behalf of any member of the Seller Group primarily in connection with its conduct of any Acquired Business, other than any Excluded Asset.

            "Excluded Assets" shall mean all right, title and interest of the members of the Seller Group in (a) any Securities known as collateralized mortgage obligations, (b) any assets (other than Securities, Physical Capital, Contracts and Other Liquid Assets) and any Exchange Seats described in any notice of assets to be excluded delivered by the Purchaser to the Seller from time to time prior to the Closing (provided that any asset identified to the Purchaser pursuant to Section 7.03(b) may only be excluded pursuant to this clause (b) in a notice delivered by the Purchaser to the Seller within 30 days of delivery to the Purchaser of such writing), (c) the Securities inventory of any Excluded Business, (d) any Securities excluded pursuant to
Section 2.08, (e) each other asset of any member of the Seller Group not used primarily (or in the case of Equipment and Machinery, exclusively) in the conduct of any Acquired Business, (f) the "GE" and "General Electric Company" marks and names and any derivatives thereof, (g) the Excluded Documents, (h) any Books and Records that the Seller is required to retain under Applicable Law (including applicable Tax law and regulations), (i) any rights attributable to any Excluded Asset or Excluded Business (including any Contract forming part of the Excluded Assets or the performance of which is an Excluded Liability), (j) any off-balance sheet hedges and derivatives and related assets, other than those included within the Acquired Assets pursuant to Section 9.05,
(k) any right to refunds of Excluded Taxes, (l) any Contract not assigned in accordance with Section 2.07(c) and (m) any asset returned to the Seller pursuant to Section 2.07(a) or 2.07(b).

            "Excluded Businesses" shall mean the business activities and operations of the Seller Group (or any portion thereof) neither listed in clauses (a) through (i) of the definition of "Acquired Business" nor specified by the Purchaser pursuant to Section 9.01.

            "Excluded Documents" shall mean any Books and Records or other material created in connection with or in

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8

anticipation of any suit, action, proceeding, arbitration, mediation, inquiry or investigation, whether or not created or maintained by counsel, and whether or not subject to the attorney-client privilege, the work product immunity, or any other applicable privilege.

            "Excluded Liabilities" has the meaning set forth in
Section 2.06.

            "Excluded Taxes" shall mean (i) all Taxes imposed upon the Seller or any present or former Affiliate of the Seller or any other person that is or ever has been affiliated with any Included Subsidiary (in each case other than any Included Subsidiary or any present or former Affiliate of the Purchaser) for any taxable period, (ii) all Taxes related to the Excluded Assets or the Excluded Businesses for any taxable period, (iii) all Taxes relating to or arising under any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice in effect with respect to the Seller, any Included Subsidiary or any present or former Affiliate of the Seller or of any Included Subsidiary during the Pre-Closing Tax Period, and
(iv) all Taxes related to the Acquired Assets accruing, under the principles of Sections 11.01 and 11.04, during the Pre-Closing Tax Period; provided, however that Excluded Taxes shall in no event include the Assumed Liabilities for Taxes described in Sections 2.05(d) and 2.05(e).

            "fair market value" of an individual Security or any individual Exchange Seat, as of any date, shall mean the net price to the Seller of such Security or Exchange Seat that would be realized in an arm's length sale transaction on such date between a willing buyer and a willing seller, neither under any compulsion to buy or sell, as the case may be.

            "Financial Statements" has the meaning set forth in
Section 5.05.

            "Funds" shall mean the registered investment companies for which any member of the Seller Group acts as investment adviser or, in the case of open-end funds, principal underwriter.

            "GAAP" shall mean generally accepted accounting principles consistently applied.

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            "Governmental Authority" shall mean any government, or any commission, authority, board, agency, division, subdivision or any court or tribunal, of the government of the United States or of any state, territory, city, municipality, county or town thereof or of the District of Columbia, or of any foreign jurisdiction, including the employees or agents thereof.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976.

            "Included Subsidiary" shall mean any subsidiary of the Seller the stock of which forms part of the Acquired Assets.

            "Independent Accounting Firm" has the meaning set forth in
Section 3.04(a).

            "Intellectual Property" shall mean (a) patents (including domestic and foreign patents and applications), trademarks and service marks (including registrations and applications therefor), trade names, brands, private labels, copyrights (including registrations and applications therefor), know-how, proprietary processes (whether or not patentable), trade secrets and computer software (including all applications, operating systems, and interface software, in object and source code form); (b) tapes, disks and other electronic or print media embodying or containing any software; (c) enhancements, improvements, modifications and derivative versions of software; (d) all documentation related to the software and any modifications thereof, including all commentary relating to source codes, user manuals, programmers' manuals, diagrams, flow charts, and maintenance records); and (e) all licenses and rights with respect to the foregoing; in each case that any member of the Seller Group owns or possesses the right to use and that is used primarily in the conduct of any Acquired Business, including all the right, title and interest of each member of the Seller Group in the names "Kidder" and "Kidder Peabody", and all extensions, contractions and abbreviations thereof and derivations therefrom, other than any Excluded Asset.

            "Interim Balance Sheet" has the meaning set forth in
Section 3.03.

            "Interim Net Book Value Statement" has the meaning set forth in Section 3.03.

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            "LM Expert" has the meaning set forth in Section 2.08(c).

            "Leased Real Property" has the meaning set forth in
Section 5.07.

            "Licenses and Permits" shall mean the governmental permits, franchises, authorizations, licenses and other rights granted to any member of the Seller Group by any Governmental Authority and applicable to or used primarily in the conduct of any Acquired Business and all certificates of convenience or necessity, immunities, privileges, easements, consents, grants, ordinances and other rights of any character used primarily in the conduct of, or required or necessary for the lawful ownership or operation of, any Acquired Business, other than
(i) any Excluded Asset and (ii) any such item that confers a particular status on the applicable member of the Seller Group if the Purchaser or any relevant subsidiary of the Purchaser possesses such status.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement.

            "Liquid and Marketable", when used with respect to any Security, shall mean (a) capable of being converted within a reasonable period of time into cash without significant loss of value, (b) able to be sold in a secondary market that has the ability to absorb a reasonable amount of buying and selling activity (in light of the size of such Security) without excessive price volatility and (c) for which there exists a ready secondary market characterized by multiple bona fide bids and offers, reasonable trading volume (in light of the size of such Security) and prompt and orderly settlement of transactions in securities.

            "Loss" has the meaning set forth in Section 12.01.

            "Material Adverse Effect" shall mean a material adverse effect on the business, assets, properties, condition (financial or otherwise), operations, results of operations or prospects of the Acquired Businesses taken as a whole.

            "NASD" shall mean the National Association of Securities
Dealers, Inc.
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            "Net Book Value of Tangible Liquid Assets" shall mean the
excess of (a) the sum of (i) the Acquired Liquid Assets and (ii) up to a maximum of $20 million in net book value of Physical Capital, in each case as reflected on the Closing Balance Sheet, as finally determined pursuant to Section 3.04(a), over (b) the Assumed Liabilities, as reflected on the Closing Balance Sheet, as finally determined pursuant to Section 3.04(a).

            "1940 Act" shall mean the Investment Company Act of 1940.

            "1934 Act" shall mean the Securities Exchange Act of 1934.

            "1933 Act" shall mean the Securities Act of 1933.

            "NYSE" shall mean the New York Stock Exchange.

            "Opening Securities Listing" has the meaning set forth in
Section 2.09.

            "Owned Real Property" has the meaning set forth in Section
5.07.

            "Other Liquid Assets" shall mean (a) all Accounts Receivable (other than those receivable from the Parent or any of its Affiliates (including any Included Subsidiary) and other than any employee forgivable loan) that the Seller reasonably believes will be paid in full within 90 days of the Closing Date, (b) all other intangible assets (other than Accounts Receivable and Securities) owned directly or indirectly by any member of the Seller Group and used primarily in the conduct of any Acquired Business and that represents the right to receive cash on deposit or other cash or Securities and that the Seller reasonably believes will be reduced to cash in accordance with its terms within 90 days of the Closing Date (other than, in the case of this clause (b), any such item that will need to be replaced by the Purchaser following its reduction to cash) and (c) any Exchange Seat, to the extent transferrable and reflected on the Closing Balance Sheet (in accordance with the Balance Sheet Principles) as having value.

            "person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.
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            "Physical Capital" shall mean (a) the equipment, machinery, furniture and fixtures owned by any member of the Seller Group used exclusively in and necessary in the operation of any Acquired Business and (b) the cash proceeds of any insurance claim attributable to loss of or damage to any item described in clause (a) above, to the extent such proceeds are remitted to the Purchaser pursuant to Section 7.03, but not in excess of what would have been the net book value of such item on the Closing Balance Sheet in the absence of such loss or damage.

            "Post-Closing Tax Period" shall mean all taxable periods beginning on or after the Closing Date and the portion beginning on the Closing Date of any taxable period that includes (but does not begin on) such day.

            "Pre-Closing Tax Period" shall mean all taxable periods ending before the Closing Date and the portion ending on the day before the Closing Date of any taxable period that includes (but does not end on) such day.

            "Property Taxes" has the meaning set forth in
Section 11.01(a).

            "Purchase Price" has the meaning set forth in Section 3.01.

            "Purchaser" has the meaning set forth in the Recitals hereto.

            "Purchaser Indemnitees" shall mean the Purchaser and its subsidiaries (including the Included Subsidiaries) and their respective officers, directors, employees, agents and advisors.

            "Redeemable Preferred Stock" shall mean 2,500,000 shares of 9% Redeemable Preferred Stock of the Purchaser having the terms set forth in Exhibit B.

            "Required Consent" shall mean the consent of any person necessary for the sale, conveyance, transfer or assignment of any Acquired Asset or the assumption of any Assumed Liability.

            "Restructuring Agreement" shall mean the Restructuring Agreement dated as of the date hereof, among the Purchaser, the Parent and the Seller.

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            "Restructuring Payment" has the meaning set forth in
Section 12.05(b).

            "Retail Brokerage Business" shall mean a full service retail brokerage business such as the retail brokerage businesses being conducted by each of the Seller and the Purchaser on the date of this Agreement.

            "Retail Brokerage Conversion Agreement" shall mean such agreement or agreements, which may include a conversion agreement and a clearing agreement, dated as of the Closing Date between the Seller and the Purchaser, in form and substance reasonably satisfactory to the Purchaser and the Seller, covering the transfer of assets and businesses related to the retail brokerage operations of the Seller Group, as contemplated by the Restructuring Agreement and this Agreement.

            "Return" or "Returns" shall mean all returns, declarations, reports, estimates, information returns and statements with respect to Taxes, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any Taxing Authority.

            "SEC Documents" has the meaning set forth in Section 6.08.

            "Securities" shall mean any stock, note, bond, debenture, collateral-trust certificate or transferrable share and any put, call, straddle, option on or warrant or purchase right with respect to any of the foregoing or with respect to any group or index of the foregoing (including any interest therein or based upon the value thereof), including whole loans, mortgage loans and participations therein.

            "Seller Group" shall mean the Seller and its subsidiaries. Any reference to a "member of the Seller Group" shall be a reference to the Seller or any of its subsidiaries.

            "Seller Indemnitees" shall mean the Parent and the members of the Seller Group (other than any Included Subsidiary) and their respective officers, directors, employees, agents and advisors.

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            "Stockholders Agreement" shall mean a stockholders agreement dated as of the Closing Date among the Parent, the Seller and the Purchaser, in the form of Exhibit C.

            "Straddle Period" has the meaning set forth in Section
11.01.

            "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Tax" or "Taxes" shall mean all Federal, state, local, foreign and other governmental taxes, assessments, duties, fees, levies or similar charges of any kind, including all sales, payroll, employment and other withholding taxes, and including all obligations under any tax sharing agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement or practice, and including all interest, penalties and additions imposed with respect to such amounts.

            "Tax Allocation Agreement" has the meaning set forth in
Section 11.02.

            "Tax Claim" has the meaning set forth in Section 12.04.

            "Tax Rate" has the meaning set forth in 3.05.

            "Taxing Authority" shall mean any governmental or quasi-governmental body exercising any Taxing authority or Tax regulatory authority.

            "Third Party Claim" has the meaning set forth in
Section 12.03.

            "Transaction Documents" shall mean this Agreement, the Confidentiality Agreement, the Conveyancing Documents, the Assumption Agreement, the Restructuring Agreement, the Stockholders Agreement, the Tax Allocation Agreement and the

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Retail Brokerage Conversion Agreement and any other ancillary agreements among the parties executed in connection with the transactions contemplated hereby.

            "Transfer Taxes" shall mean all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes) and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including any transfer of assets to the Seller pursuant to
Section 2.07 or 3.04(d).

            "U.S. Government Securities" shall mean direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), excluding interest-only or principal-only stripped securities.

            "value", when used in Section 2.08, has the meaning set forth in Section 2.08(b)(i).

            SECTION 1.02.  Terms Generally.  The definitions in
Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, lithography or other means of reproducing words in a visible form. Any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to in Section 1.01 means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented in accordance with the terms thereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Any term defined below by reference to any agreement or instrument or any law, rule or regulation of any Governmental Authority has such meaning whether or not such agreement, instrument

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16

or law, rule or regulation is in effect. "Agreement", "hereof", "herein", "hereunder" and comparable terms refer to this Agreement (including all exhibits and schedules hereto) and not to any particular article, section, clause or other subdivision hereof or attachment hereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. References in this Agreement to "Article", "Section", "Clause" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, clause or subdivision of or attachment to this Agreement.


                               ARTICLE II

            Purchase of Assets and Assumption of Liabilities

            SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions herein set forth, the Seller shall sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to the Purchaser (or its designee), and the Purchaser (or its designee) shall purchase and accept from the Seller and the other members of the Seller Group, on the Closing Date, all right, title and interest of the Seller and the other members of the Seller Group in and to the Acquired Assets, wherever located.

            SECTION 2.02. Transfer of Assets. The sale, conveyance, transfer, assignment and delivery by the members of the Seller Group of the Acquired Assets to the Purchaser shall be effected on the Closing Date by deeds, bills of sale, endorsements, stock powers, assignments and other instruments of transfer and conveyance satisfactory in form and substance to counsel for the Purchaser (the "Conveyancing Documents").

            SECTION 2.03. Subsequent Documentation. The Seller shall (and shall cause the other members of the Seller Group to), at any time and from time to time after the Closing Date, upon the request of the Purchaser and at the expense of the Seller (but excluding fees of the Purchaser's counsel), do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further deeds, assignments, transfers and other

17

instruments of transfer and conveyance as may be required for the better assigning, transferring, granting, conveying and confirming to the Purchaser or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any of or all the Acquired Assets (any such document, upon its execution and delivery, becoming a Conveyancing Document).

            SECTION 2.04. Asset Transfers Requiring Consent. (a) The parties recognize that the transfer of certain Acquired Assets to the Purchaser as contemplated hereby cannot be effected without Required Consents. To the extent that any Required Consent with respect to any Acquired Asset has not been obtained on or prior to the Closing Date, such Acquired Asset (a "Delayed Asset") shall not be transferred as an Acquired Asset hereunder, and any related liability that would, but for the absence of such Required Consent, constitute an Assumed Liability (a "Delayed Liability") shall not be assumed by the Purchaser as an Assumed Liability hereunder, unless and until such Required Consent has been obtained. Notwithstanding the foregoing, if any Required Consent is not obtained, the Seller shall, at the request of the Purchaser and at the expense of the Seller, implement any lawful arrangement designed to provide to the Purchaser the benefits under or of the applicable Acquired Asset; provided, however, that the Purchaser assumes and agrees to pay and perform all liabilities relating to such Acquired Asset that would otherwise constitute Assumed Liabilities.

            (b) At such time and on each occasion after the Closing Date that a Required Consent shall be obtained with respect to any Delayed Asset, such Delayed Asset shall forthwith be transferred and assigned to the Purchaser hereunder, and all related Deferred Liabilities shall be simultaneously assumed by the Purchaser hereunder, whereupon (i) such Delayed Asset shall constitute an Acquired Asset for all purposes hereunder and (ii) such Deferred Liabilities shall constitute Assumed Liabilities for all purposes hereunder.

            (c) In the event that the shareholders of a Fund do not approve the transfer of the appropriate Contracts to the Purchaser and the Seller Group subsequently sells such Contracts, they shall forthwith remit the proceeds of such sales to the Purchaser.

18

            (d) Should a Delayed Asset be transferred or a Delayed Liability be assumed pursuant to this Section after the Closing Date
(i) but prior to the final determination of the Closing Balance Sheet, such Delayed Asset or Delayed Liability shall be deemed transferred or assumed, as the case may be, at the Closing, or (ii) after the final determination of the Closing Balance Sheet, an appropriate cash payment shall be made by the Purchaser or the Seller, as applicable, calculated as if such Delayed Asset or Delayed Liability had been transferred or assumed, as the case may be, at the Closing and been included in the Closing Balance Sheet.

            (e) The parties recognize that the transfer of certain Exchange Memberships and Licenses and Permits may not be permitted under Applicable Law. With respect to any such Exchange Membership or License and Permit, (i) the Seller shall at its expense cooperate with the Purchaser in applying for a replacement therefor, (ii) the Seller shall at its expense use reasonable efforts to convey, to the extent permitted under Applicable Law, the benefits thereof to the Purchaser pending the grant to the Purchaser of a replacement therefor and (iii) if the absence thereof would have a material adverse effect on the ability of the Purchaser to conduct any Acquired Business then, notwithstanding any other provision of this Agreement, the Purchaser shall not be required to purchase the Acquired Assets or assume the Assumed Liabilities relating to such Acquired Business until a replacement therefor shall have been granted.

            (f) The parties recognize that certain Exchange Memberships, Exchange Seats and Licenses and Permits (other than those covered by Section 2.04(e)) that would otherwise be Acquired Assets are necessary to the conduct by a member of the Seller Group of an Excluded Business. The Purchaser and the Seller shall cooperate to provide such benefits as are necessary to both parties in respect of any such Exchange Membership, Exchange Seat or License and Permit.

            SECTION 2.05. Assumption of Certain Liabilities. Upon the terms and subject to the conditions set forth in the Transaction Documents, from and after the Closing Date, the Purchaser shall assume and agree to pay, perform and discharge when due the following liabilities and obligations to the extent arising out of the Acquired Businesses, other than any Excluded Liabilities (the "Assumed Liabilities"):

      19

            (a) liabilities outstanding on the Closing Date of any member of the Seller Group that at the Closing Date finance
      Securities forming part of the Acquired Liquid Assets, but only to the extent such liabilities are reflected on the Closing Balance Sheet, as finally determined pursuant to Section 3.04(a);

            (b) (i) liabilities to the extent directly related to the Acquired Assets and (ii) liabilities for amounts owed to any Continuing Employee, pursuant to any Benefit Plan or otherwise, or any customer of any Acquired Business, but, in each case, only to the extent and in the amount reflected on the Closing Balance Sheet, as finally determined pursuant to Section 3.04(a);

            (c) liabilities and obligations under Assigned Contracts and off-balance sheet hedges and derivatives included within the Acquired Assets pursuant to Section 9.05, but, in each case, only to the extent the due date for payment or performance thereof is after the Closing Date;

            (d) all Taxes related to the Acquired Assets accruing under the principles of Sections 11.01 and 11.04 during the Post-Closing Tax Period;

            (e) any Transfer Taxes borne by the Purchaser pursuant to
      Section 11.06; or

            (f) any liability or obligation expressly allocated to the Purchaser pursuant to the Restructuring Agreement.

            Notwithstanding anything in this Agreement to the contrary, any liability for Taxes described in Section 2.05(d) or 2.05(e) shall not be an Excluded Liability.

            SECTION 2.06.  Excluded Liabilities. Notwithstanding clauses
(a) through (c) and clause (f) of Section 2.05, the Purchaser shall not assume or become liable to pay, perform or discharge any of the following liabilities or obligations, whether known or unknown,

20

absolute, accrued, contingent or otherwise (collectively, the "Excluded Liabilities"):

            (i) any liability or obligation of any member of the Seller Group not specifically described in clauses (a) through (f) of
      Section 2.05;

            (ii) any Excluded Taxes;

            (iii) any liability or obligation that is attributable to any Excluded Asset or Excluded Business;

            (iv) any liability or obligation relating to the Acquired Assets or Acquired Businesses arising out of any event or condition occurring or existing prior to the Closing (except any liability or obligation specifically described in clauses (a) through (f) of Section 2.05);

            (v) any liability or obligation of any member of the Seller Group arising out of (A) any suit, action, proceeding, arbitration, mediation, inquiry or investigation pending or threatened as of, or arising out of any event or condition occurring or existing prior to, the Closing or (B) any actual or alleged breach of Applicable Law prior to the Closing;

            (vi) any liability or obligation (A) of the Parent or any member of the Seller Group to any present or former employee of the Parent or any member of the Seller Group or (B) with respect to any Benefit Plan, except, in any case, for any liability expressly assumed by the Purchaser pursuant to Section 2.05(b);

            (vii) any liability or obligation of any member of the Seller Group under any Assigned Contract or off-balance sheet hedge or derivative included in the Acquired Assets pursuant to
      Section 9.05, in each case to the extent (A) attributable to any actual or alleged breach of or non-performance thereunder prior to the Closing Date or (B) accruing with respect to any period prior to the Closing Date;

            (viii) any liability or obligation of any member of the Seller Group to the Parent or any other member of the Seller Group or any of their respective Affiliates (other than to an Included Subsidiary);

21

            (ix) any liability or obligation of any member of the Seller Group not incurred in the ordinary course of business consistent with past practices;

            (x) any liability or obligation pursuant to an Assigned Contract incurred in connection with obtaining any applicable Required Consent;

            (xi) any liability or obligation of any member of the Seller Group described in any notice of liabilities to be excluded delivered by the Purchaser to the Seller from time to time prior to the Closing (provided that any liability or obligation pursuant to any Contract may only be excluded pursuant to this clause (xi) if such Contract is not an Assigned Contract);

            (xii) any Transfer Taxes borne by the Seller pursuant to
      Section 11.06; and

            (xiii) any liability or obligation expressly allocated to the Parent or the Seller pursuant to the Restructuring Agreement.

            SECTION 2.07. Return of Selected Assets. (a) With respect to any Acquired Asset other than Securities, Other Liquid Assets, Physical Capital and Contracts, the Purchaser may, within 90 days after the Closing Date, elect by notice in writing to the Seller to return such Acquired Asset to the Seller. Upon giving of such notice and the execution by the Purchaser of any appropriate instrument of transfer, such Acquired Asset shall thereafter be an Excluded Asset for all purposes under the Transaction Documents, including for the purpose of determining the Assumed Liabilities.

            (b) With respect to any Other Liquid Asset, the Purchaser may at any time after 90 days after the Closing Date and prior to the delivery of the Closing Balance Sheet elect by notice in writing to the Seller to return to the Seller such Other Liquid Asset not paid in full or otherwise reduced to cash at the time of such notice. Upon giving of such notice and the execution by the Purchaser of any appropriate instrument of transfer, such Other Liquid Asset (or, to the extent such Other Liquid Asset has been paid in part or not reduced to cash, such remaining unpaid or other portion thereof) shall be deemed to have been an Excluded Asset as of the Closing Date.

22

            (c) The Purchaser shall have the right to review Contracts to which any member of the Seller Group is a party and arising out of or used primarily by such Seller Group member in the conduct of any Acquired Business and to determine whether or not to assume any of such Contracts. Any Contracts that are expressly assumed in writing by the Purchaser or that are not described in a notice of Contracts to be excluded delivered by the Purchaser to the Seller within 30 days after identification of such Contract to the Purchaser pursuant to
Section 7.03(b) (together, "Assigned Contracts") shall be assigned to and assumed by the Purchaser. Any Contracts that are not Assigned Contracts shall be Excluded Assets.

            SECTION 2.08 Exclusion of Selected Securities. (a) As soon as practicable after the date of this Agreement, but in no event later than October 19, 1994, the Seller shall deliver to the Purchaser true and complete, detailed securities inventory position information (the "Opening Securities Listing") as of the close of business on October 14, 1994, for each of the businesses of the Seller Group specified in the definition of "Acquired Businesses". The Opening Securities Listing shall contain detailed descriptive information of the type available in the Seller Group's management information systems, including holdings, dates of acquisition, carrying cost and market value and other descriptive information necessary for the Purchaser to make its determinations under this Section.

            (b) On or before November 5, 1994 (such date to be extended to the extent the Opening Securities Listing is not delivered to the Purchaser by October 19, 1994), the Purchaser may notify the Seller of:

            (i) any Security on the Opening Securities Listing that the Purchaser does not wish to acquire, whereupon such Security shall become an Excluded Asset; provided, however, that the Purchaser may not exclude pursuant to this clause Securities having a value (determined by reference to market value, as specified in the Opening Securities Listing) ("value") in the aggregate in excess of 10% of the aggregate market value (as specified in the Opening Securities Listing) of the Securities on the Opening Securities Listing (the "aggregate market value"); and

            (ii) any Security or class of Securities on the Opening Securities Listing that the Purchaser

      23

      reasonably believes in good faith not to be Liquid and Marketable, taking into account all relevant matters, including the aging of such Security (considered in light of the relevant business), the size of the holdings of the Seller Group of such Security or class, existing forward sales commitments with respect to such Security or class, recent sales by the Seller Group of identical Securities, the ability of the Seller Group to enter into repurchase transactions with respect to such Security or Securities of such class and each market in which such Security or Securities of such class can be sold (including the pricing characteristics of such market, the narrowness of the bid/ask spread in such market, historical and recent trading volumes, the depth, breadth and resiliency of such market, the number of buyers, sellers and market-makers participating in such market on a regular basis, the transparency of pricing in such market, the age and history of such market, the existence of any formal, regulated market or exchange, the amount of capital committed to such market and current conditions prevailing in such market).

            (c) With respect to any Security or class identified by the Purchaser pursuant to Section 2.08(b)(ii), the Purchaser and the Seller shall discuss whether such Security or the Securities of such class is or is not Liquid and Marketable. If, within 10 days of the delivery by the Purchaser of its notice pursuant to Section 2.08(b), the Purchaser and the Seller are unable to agree on whether any Security or the Securities of any class identified by the Purchaser pursuant to
Section 2.08(b)(ii) is or is not Liquid and Marketable, the parties shall request that Goldman, Sachs & Co., or such other person or persons with expertise in trading Securities and acceptable to the Purchaser and the Seller (the "LM Expert"), determine whether such Security or the Securities of such class are in its judgment "liquid and marketable" and, to the extent that the LM Expert determines that such Security or the Securities of such class are in its judgment not "liquid and marketable", such Security or all the Securities of such class, as the case may be, shall become Excluded Assets; provided, however, that, if, but for this proviso, the LM Expert would have been requested to make determinations with respect to Securities with a value in excess of 20% of the aggregate market value, then (i) the Purchaser shall select Securities as to which the Purchaser and the Seller cannot agree with a value equal to 50% of such excess, whereupon

24

such Securities shall become Excluded Assets, (ii) following such selection by the Purchaser, the Seller shall select Securities as to which the Purchaser and the Seller cannot agree with a value equal to 50% of such excess, whereupon such Securities shall become Excluded Assets, and (iii) the balance of such Securities shall be the subject of determination by the LM Expert. If any Security or the Securities of any class identified by the Purchaser pursuant to Section 2.08(b)(ii) are determined pursuant to this Section 2.08(c) not to be Liquid and Marketable, such Security or the Securities of such class, as the case may be, shall become Excluded Assets.

            (d) If the Purchaser shall specify pursuant to Section 9.01 that it wishes to acquire any additional business of the Seller Group, the procedures set forth above in this Section shall be repeated with respect to the Securities inventory of such additional business except that the October 14, 1994, date shall be the most recent practicable date prior to the selection by the Purchaser of such additional business pursuant to Section 9.01, and the November 5 date shall be 15 days thereafter (but in no event later than December 3, 1994).

            SECTION 2.09. Return of Securities. (a) Within three Business Days after the Closing, the Seller shall deliver to the Purchaser true and complete, detailed securities inventory position information (the "Closing Securities Listing") as of the close of business on the Closing Date for each of the Acquired Businesses. The Closing Securities Listing shall conform as to content and format to the Opening Securities Listing.

            (b) Within 15 days after the delivery to the Purchaser of the Closing Securities Listing, the Purchaser may elect by notice in writing to the Seller to transfer to the Seller any Securities on the Closing Securities Listing forming part of a class of Securities to the extent the aggregate carrying cost (as specified in the Closing Securities Listing) for all Securities of such class on the Closing Securities Listing exceeds the last target inventory level for such class established pursuant to Section 7.01(d).

            (c) With respect to any Security that was acquired by the Seller Group after October 14, 1994, the Purchaser may, within 15 days after the delivery to the Purchaser of the Closing Securities Listing, notify the Seller if the

25

Purchaser reasonably believes in good faith that such Security is not Liquid and Marketable, taking into account all relevant matters, including those specified in Section 2.08(b)(ii). With respect to any Security so identified by the Purchaser, the Purchaser and the Seller shall discuss whether such Security is or is not Liquid and Marketable. If, within 10 days of the delivery by the Purchaser of such notice, the Purchaser and the Seller are unable to agree on whether such Security is or is not liquid and Marketable, the parties shall request that the LM Expert determine whether such Security is in its judgment "liquid and marketable" and, to the extent that the LM Expert determines that such Security is in its judgment not "liquid and marketable", the Purchaser shall transfer such Security to the Seller; provided, however, that, if, but for this proviso, the LM Expert would have been requested to make determinations pursuant to this Section with respect to Securities with a value (determined by reference to market value, as specified in the Closing Securities Listing) in the aggregate market value in excess of 20% of the aggregate carrying cost (as specified in the Closing Securities Listing) of all Securities on the Closing Securities Listing acquired after October 14, 1994, then (A) the Purchaser shall select Securities as to which the Purchaser and the Seller cannot agree with a value (determined by reference to market value, as specified in the Closing Securities Listing) equal to 50% of such excess, whereupon the Purchaser shall transfer such Security to the Seller, (ii) the Seller shall select Securities as to which the Purchaser and the Seller cannot agree with a value (determined by reference to market value, as specified in the Closing Securities Listing) equal to 50% of such excess, whereupon the Purchaser shall transfer such Securities to the Seller, and (iii) the balance of such Securities shall be the subject of determination by the LM Expert. If any Security identified by the Purchaser is determined pursuant to this Section 2.09(c) not to be Liquid and Marketable, the Purchaser shall transfer such Security to the Seller.

            (d)  If the Purchaser shall have specified pursuant to
Section 9.01 that it shall acquire any additional business of the Seller Group, the references to October 14, 1994, in Section 2.09(c) shall, with respect to the Securities inventory of such additional business, be deemed a reference to the date of the opening securities listing for such additional business pursuant to Section 2.08(d).

26

            (e) In the event of the transfer of any Security to the Seller pursuant to this Section, upon the execution by the Purchaser of any appropriate instrument of transfer, such Security shall be deemed to have been an Excluded Asset as of the Closing Date for all purposes under the Transaction Documents, including for the purposes of determining the Assumed Liabilities.

            SECTION 2.10. The LM Expert. The parties shall jointly instruct the LM Agent to make all its determinations under Sections 2.08 and 2.09 as promptly as practicable and in any event within time periods consistent with the other time periods set forth in those Sections. The Purchaser and the Seller shall jointly engage the LM Expert, share equally the fees and expenses of the LM Expert arising out of its services as LM Expert and jointly indemnify the LM Expert against liability arising out of its services as LM Expert.


                               ARTICLE III

               Purchase Price; Closing; Additional Assets
            SECTION 3.01. Purchase Price. (a) The purchase price for the Acquired Assets (the "Purchase Price") shall consist of the following:

            (i) the Common Stock Consideration;

            (ii) the Convertible Preferred Stock;

            (iii) the Redeemable Preferred Stock;

            (iv) the assumption by the Purchaser of the Assumed
      Liabilities; and

            (v) the Deferred Purchase Price.

            (b) The Purchase Price shall be payable and deliverable in accordance with Sections 3.02, 3.03, 3.04 and 3.05 and shall be subject to adjustment as provided in Section 3.04.

            SECTION 3.02. Closing. (a) At the Closing, upon the terms and subject to the conditions set forth in the Transaction Documents, the Purchaser shall:

      27

            (i) issue the Common Stock Consideration, the Convertible Preferred Stock and the Redeemable Preferred Stock to the members of the Seller Group who are transferring the Acquired Assets to the Purchaser (which members shall be identified in writing to the Purchaser at least ten Business Days prior to the Closing) and deliver or cause to be delivered to the applicable members certificates, registered in the appropriate names), therefor; and

            (ii) deliver to the Seller the Assumption Agreement, duly executed by the Purchaser.

            (b) At the Closing, upon the terms and subject to the conditions set forth in the Transaction Documents, the Seller shall transfer to the Purchaser (or its designee) the Acquired Assets by delivering the Conveyancing Documents, duly executed by the applicable members of the Seller Group.

            (c) At the Closing, upon the terms and subject to the conditions set forth in the Transaction Documents:

            (i) the Purchaser and the Seller shall execute and deliver the Retail Brokerage Conversion Agreement (including an agreement for clearing services); and

            (ii) the Purchaser, the Parent and the Seller shall execute and deliver the Stockholder Agreement.

            SECTION 3.03. Additional Acquired Liquid Assets To Be Transferred. (a) On the date three Business Days before the Closing Date, the Seller shall deliver to the Purchaser (i) an estimated balance sheet as of the Closing Date (the "Interim Balance Sheet") prepared in accordance with the Balance Sheet Principles, (ii) a schedule based on the Interim Balance Sheet detailing the calculation of the estimated Net Book Value of Tangible Liquid Assets to be delivered on the Closing Date (the "Interim Net Book Value Statement") and (iii) a listing of the Securities held as of the most recent practicable date by any member of the Seller Group in connection with the conduct of any Acquired Business, other than any Excluded Asset. For the purposes of the Interim Balance Sheet, Securities shall be valued at their fair market value as of the close of business on the most recent practicable date (but in no event earlier than the fifth Business Day prior to the Closing Date).

28

            (b) To the extent, if any, the estimated Net Book Value of Tangible Liquid Assets as reflected on the Interim Net Book Value Statement is less than $580,000,000, the Parent shall deliver to the Purchaser on the Closing Date, at the Parent's option, cash or U.S. Government Securities with a fair market value equal to the excess of
(i) $580,000,000 over (ii) the estimated Net Book Value of Tangible Liquid Assets as reflected on the Interim Net Book Value Statement.

            SECTION 3.04. Post-Closing Delivery. (a) Within 120 days after the Closing Date, the Purchaser shall deliver to the Seller (i) a balance sheet as of the Closing Date (the "Closing Balance Sheet"), prepared in accordance with the Balance Sheet Principles, (ii) a schedule based on the Closing Balance Sheet detailing the calculation of the Net Book Value of Tangible Liquid Assets delivered on the Closing Date (including any cash or U.S. Government Securities delivered pursuant to Section 3.03(b)) (the "Final Net Book Value Statement") and
(iii) a schedule based on the Final Net Book Value Statement setting forth the amount, if any, owed by the Purchaser or the Seller, as the case may be, to the other, together with a statement from Ernst & Young confirming that they have reviewed the Balance Sheet Principles and agree with the Closing Balance Sheet. The Closing Balance Sheet and the Final Net Book Value Statement shall be examined by the Seller, who shall, not later than 30 days after receipt of the Closing Balance Sheet, render a report thereon (the "Closing Balance Sheet Report").
The Closing Balance Sheet Report shall list those items, if any, as to which the Seller asserts the Closing Balance Sheet did not comply with the Balance Sheet Principles and those items, if any, as to which the Seller does not agree in the Final Net Book Value Statement and the Purchaser's proposed adjustment for such items and shall be accompanied by a statement from KMPG Peat Marwick confirming that they have reviewed the Balance Sheet Principles, the Closing Balance Sheet and the Final Net Book Value Statement and agree with the Closing Balance Sheet Report. If the Seller fails to deliver to the Purchaser the Closing Balance Sheet Report within 30 days following delivery of the Closing Balance Sheet, the Seller shall be deemed to have accepted the Closing Balance Sheet and the Final Net Book Value Statement for all purposes, including for the purpose of determining the additional cash or U.S. Government Securities to be delivered pursuant to Section 3.04(b). If the Purchaser does not give the Seller notice within 30 days following receipt of the Closing Balance Sheet Report, the

29

Purchaser shall be deemed to have accepted the Closing Balance Sheet and the Final Net Book Value Statement as adjusted by the Seller for all purposes, including for the purpose of determining the additional cash or U.S. Government Securities to be delivered pursuant to
Section 3.04(b). If the Purchaser gives the Seller notice of objections to the Closing Balance Sheet Report, and if the Purchaser and the Seller are unable, within 15 days after receipt by the Seller of the notice by the Purchaser of objections, to resolve the disputed objections, such disputed objections shall be referred to Price Waterhouse (the "Independent Accounting Firm"); provided, however, that any disputes with respect to the fair market value of any Securities shall be resolved pursuant to Section 3.04(c) and not by the Independent Accounting Firm. The Independent Accounting Firm shall, within 60 days following its selection, deliver to the Seller and the Purchaser a written report determining whether the matters that are the subject of the disputed objections complied with the Balance Sheet Principles or were appropriately reflected in the Final Net Book Value Statement and, if not, the adjustments that would be required to cure such items. Such determination shall be conclusive and binding upon the parties hereto for all purposes, including for the purpose of any Purchase Price adjustment under Section 3.04(b), and the Closing Balance Sheet and the Final Net Book Value Statement shall be so adjusted. The fees and disbursements of the Independent Accounting Firm acting under this Section shall be shared equally by the Purchaser and the Seller. The parties shall cooperate with one another and with each other's representatives in order to resolve any and all matters in dispute as quickly as practicable.

            (b) Within two Business Days following the final determination, pursuant to Section 3.04(a), of the Closing Balance Sheet and the Final Net Book Value Statement (including the calculations of fair market value contemplated by Section 3.04(c)), and based upon such final determination, and taking into account any payment pursuant to
Section 3.03(b), (i) to the extent the Net Book Value of Tangible Liquid Assets as reflected on the Final Net Book Value Statement is less than $580,000,000, the Parent shall deliver to the Purchaser, at the Parent's option, additional cash or U.S. Government Securities with a fair market value (determined as of the date of delivery) equal to the excess of
(A) $580,000,000 over (B) the Net Book Value of Tangible Liquid Assets as reflected on the Final Net Book Value Statement and (ii) to the extent, if any, the Net Book Value

30

of Tangible Liquid Assets as reflected on the Final Net Book Value Statement is greater than $580,000,000, the Purchaser shall deliver to the Seller assets with a fair market value (determined as of the date of delivery) equal to the excess of (A) the net worth as reflected on the Closing Balance Sheet over (B) $580,000,000. Any payment made pursuant to this Section 3.04(b) shall include interest on such excess at an annual rate equal to the 30-day LIBOR rate plus 0.25% from the Closing Date to the date of actual delivery. Any payment by the Purchaser pursuant to this Section 3.04(b) shall be, at the Purchaser's option, in cash or U.S. Government Securities except to the extent the amount due exceeds the total amount of cash and U.S. Government Securities delivered by the Seller or the Parent to the Purchaser at the Closing, in which case the Purchaser, at its option, may elect to pay in Securities (other than U.S. Government Securities) forming part of the Acquired Liquid Assets having a fair market value (determined as of the date of delivery) equal to the amount of such excess.

            (c) For the purposes of the Closing Balance Sheet, the Final Net Book Value Statement and the payments pursuant to
Section 3.04(b), (i) any Securities (other than any U.S. Government Securities) shall be valued at fair market value and, if the Purchaser and the Seller are unable to agree on fair market value within 60 days of the Closing Date, the fair market value of such Securities shall be determined by Goldman, Sachs & Co. or such other person or persons with expertise in valuing Securities and acceptable to the Purchaser and the Seller and (ii) U.S. Government Securities shall be valued at fair market value.

            SECTION 3.05. Deferred Purchase Price. In consideration for the transfer of all the right, title and interest of each member of the Seller Group in the names "Kidder" and "Kidder Peabody", the Purchaser shall pay to the Seller additional amounts (the "Deferred Purchase Price"), payable on each March 15, June 15, September 15 and December 15, equal to (a) the difference between (i) one and (ii) the product of (A) the Tax Rate and (B) the difference between one and the DRD, multiplied by (b) the weighted average number of shares of Redeemable Preferred Stock outstanding during the preceding quarter multiplied by (c) $0.1875 divided by (d) the difference between one and the Tax Rate; provided, however, that if there is a final determination (including the execution of a Form 870-AD or successor form) to the effect that any payments of the Deferred Purchase Price are to be treated as dividends with

31

respect to which the Seller or an Affiliate of the Seller is entitled to the dividends received deduction under Section 243 of the Code for Federal income Tax purposes, then the amounts of such payments required under this Section shall be equal to the product of clause (b) above multiplied by clause (c) above, and any excess amounts paid by the Purchaser prior to such final determination shall be repaid by the Seller to the Purchaser, together with interest at the rate provided under Section 6621(a)(1) of the Code as in effect from time to time.
For the purposes of this Section, the "Tax Rate" means the maximum Federal and state income tax rate (expressed as a decimal) applicable to corporations for the taxable period in which the applicable payment is paid, and the "DRD" is the percentage (expressed as a decimal) specified in Sections 243(a) and 243(c) of the Code that applies to dividends paid during such taxable period on the shares of Redeemable Preferred Stock held by the Seller during such taxable period.


                               ARTICLE IV

                          Closing; Risk of Loss

            SECTION 4.01. Closing. Subject to the satisfaction or waiver by the appropriate party of all the conditions set forth in this Agreement, the closing hereunder (the "Closing") shall take place at the offices of Cravath, Swaine & Moore at 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second Business Day following the satisfaction or waiver of the last of the conditions set forth in Sections 13.02, 13.04, 14.02 and 14.04 shall have been satisfied, or waived by the appropriate party, or at such other place and time as may be mutually agreed to by the parties hereto, but in no event shall the Closing take place earlier than January 2, 1995 (the date the Closing occurs being referred to herein as the "Closing Date").

            SECTION 4.02. Risk of Loss. Until the Closing, any loss of or damage to the Acquired Assets from fire, casualty or any other occurrence shall be the responsibility of the Parent and the Seller.

32

                                ARTICLE V

       Representations and Warranties of the Parent and the Seller

            The Parent and the Seller hereby represent and warrant, jointly and severally, to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

            SECTION 5.01. Corporate Organization. Each of the Parent and each member of the Seller Group is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own its properties and assets (including the Acquired Assets) and to conduct its businesses (including the Acquired Businesses) as now conducted. Prior to the Closing, the Seller will have delivered to the Purchaser true and complete copies of the certificate of incorporation and by-laws, or other constitutive documents, of the Parent and each member of the Seller Group.

            SECTION 5.02. Qualification To Do Business. The Parent and each member of the Seller Group is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

            SECTION 5.03. Authorization and Validity of Transaction Documents. Each of the Parent and each member of the Seller Group has full corporate power and authority to execute and deliver the Transaction Documents to which it is, or is specified to be, a party and to carry out its obligations thereunder. As of the Closing Date, the execution and delivery of the Transaction Documents to which the Parent or any member of the Seller Group is, or is specified to be, a party and the performance of its obligations thereunder will have been duly authorized by all necessary corporate action by its Board of Directors and stockholders, and no other corporate proceedings on its part are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed and delivered by each of the Parent and the Seller and constitutes its valid and binding obligation, enforceable against it in accordance with its terms. On the Closing Date, each other Transaction Document to which the Parent or

33

any member of the Seller Group is, or is specified to be, a party will have been duly executed and delivered by it and will constitute its valid and binding obligation, enforceable against it in accordance with its terms.

            SECTION 5.04. No Conflict or Violation; Consents. The execution, delivery and performance by the Parent and the members of the Seller Group of this Agreement and the other Transaction Documents
(i) do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws (or equivalent documents) of the Parent or any member of the Seller Group and (ii) do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent or any member of the Seller Group under, any provision of (A) assuming receipt of all Required Consents, and except as previously disclosed in writing to the Purchaser, any contract, agreement or other instrument to which the Parent or any member of the Seller Group is a party or by which it is bound or to which any of its properties or assets is subject or (B) any Applicable Law applicable to the Parent or any member of the Seller Group or their respective properties or assets, other than, in the case of clauses (A) and (B) above, any such items that, individually or in the aggregate, would not have a Material Adverse Effect. The execution, delivery and performance by the Parent and each member of the Seller Group of the Transaction Documents to which it is, or is specified to be, a party and the consummation by it of the transactions contemplated thereby do not require the consent or approval of, or filing with, any Governmental Authority except (I) as required pursuant to the HSR Act; (II) approvals and authorizations of the NYSE and other self-regulatory organizations in the securities and commodities field;
(III) as may be required under the 1986 Supplement to the Banking Act of 1948 of New Jersey; (IV) compliance with and filings under the 1934 Act, the 1940 Act, the Advisers Act and applicable state securities laws; and
(V) such consents, approvals and filings, as to which the failure to obtain or make would not, individually or in the aggregate, materially impair the ability of the Parent and the Seller to perform their obligations under the Transaction Documents.

34

            SECTION 5.05.  Financial Statements.  Set forth in
Schedule 5.05 are (i) the audited consolidated balance sheet of the Seller Group as of December 31, 1993, and the consolidated audited statements of profit and loss and cash flows of the Seller Group for the year then ended, together with the notes to such financial statements and the report of the independent auditors thereon (the financial statements described above, together with the notes to such financial statements, collectively, the "Financial Statements", and the audited consolidated balance sheet of the Seller Group as of December 31, 1993, the "Balance Sheet"), and (ii) the unaudited consolidated balance sheet of the Seller Group as of September 29, 1994, and the unaudited consolidated income statement of the Seller Group for the nine months then ended. Except as otherwise previously disclosed to the Purchaser in writing, (A) the Financial Statements have been prepared in conformity with GAAP (except as indicated in the notes thereto) and fairly present the consolidated financial condition and consolidated results of operations of the Seller Group as of the date thereof and for the period then ended and (B) the unaudited financial statements have been prepared from the books and records of the Seller Group in accordance with GAAP (except for the absence of notes) and present fairly the consolidated financial condition as of the date thereof and the consolidated results of operations of the Seller Group as of the date thereof and for the periods than ended.

            SECTION 5.06.  Tax Matters.  Except as set forth in
Schedule 5.06 (which need not be provided with respect to any Included Subsidiary prior to the agreement of the parties to the acquisition of such Included Subsidiary):

            (a) Each Included Subsidiary has timely filed or caused to be filed, within the time and in the manner prescribed by law, with the appropriate Taxing Authorities, all material separate Returns required to be filed by or on behalf of it and each such Return was complete and correct in all material respects at the time of filing.

            (b) All material Taxes required to be shown on a separate return (i) of each Included Subsidiary or (ii) which are or could become after the Closing Date charged as a material encumbrance or Lien upon any Acquired Asset, any Acquired Business or the assets or properties of any Included Subsidiary (except for statutory Liens for Taxes not yet due and Taxes for which an Included Subsidiary could become liable under Treasury Regulation Section 1.1502-6 or

35

any similar principle of state, local or foreign Tax law) (collectively, "Covered Taxes") have been duly and timely paid.

            (c) No material Liens for Taxes exist with respect to any assets or properties of any Included Subsidiary, except for statutory Liens for Taxes not yet due.

            (d) No material separate Returns with respect to Covered Taxes are under audit or examination by any Taxing Authority, and no written or unwritten notice of such an audit or examination has been received by the Seller or any Affiliate of the Seller (including any member of the Seller Group). Each material deficiency resulting from any audit or examination relating to Covered Taxes by any Taxing Authority has been paid, except for deficiencies being contested in good faith. No material issues were raised in writing by the relevant Taxing Authority during any audit or examination relating to Covered Taxes, and no issues which could reasonably be expected to have a Material Adverse Effect during a Post-Closing Tax Period were raised in writing by any Taxing Authority during any audit or examination relating to other Taxes attributable to the Acquired Assets or the Acquired Businesses.

            (e) Schedule 5.06 lists each state, county, local, municipal or foreign jurisdiction in which any Included Subsidiary files, has ever filed, is required to file or has been required to file a material Return or is or has been liable for any material Tax on a "nexus" basis.

            (f) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material amount of Covered Taxes and no power of attorney with respect to any material amount of Covered Taxes has been executed or filed with any Taxing Authority.

            (g) Schedule 5.06 lists each non-federal consolidated, combined, unitary or affiliated group for purposes of filing Returns or paying Taxes of which any Included Subsidiary is or has been a member, the jurisdiction in which such consolidated, combined, unitary or affiliated group has filed or has been required to file a Return that includes any Included Subsidiary or the income, assets or activities of any Included Subsidiary, and the

36

parent corporation and/or other person that is or was responsible for filing such Returns.

            (h) Each Included Subsidiary is a member of the consolidated group, within the meaning of Treas. Reg. Section 1.1502-1(h), of which the Parent is the common parent and which includes the Seller.

            (i) For any Post-Closing Tax Period, no Included Subsidiary is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any Tax sharing agreements with the Seller or any of its other Affiliates or with any Taxing Authority).

            (j) No Included Subsidiary shall be required to include in a Post-Closing Tax Period taxable income attributable to income that accrued in a Pre-Closing Tax Period but was not recognized in any Pre-Closing Tax Period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.

            SECTION 5.07. Real Property. The Seller or another member of the Seller Group has (i) good and insurable fee title to all material real property owned in fee simple and included in the Acquired Assets ("Owned Real Property") and (ii) good and valid title to the leasehold estates in all material real property leased and included in the Acquired Assets ("Leased Real Property"), in each case free and clear of all Liens, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except
(A) leases, subleases and similar agreements entered into in the ordinary course of business, (B) zoning, building and other similar restrictions and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items, individually or in the aggregate, materially impairs the continued use and operation of the property to which they relate as heretofore used and operated by the Seller Group in the conduct of the Acquired Businesses.

            SECTION  5.08.  Intellectual Property.    All the registered
trademarks and service marks, registered copyrights and patents, and all applications for any of the

37

foregoing, included in the Intellectual Property and required in order to conduct the Acquired Business as currently conducted are owned by or validly licensed to the Seller or another member of the Seller Group. The Seller or another member of the Seller Group owns or has the right to use all material Intellectual Property required in order to conduct the Acquired Business as heretofore conducted. The Seller or another member of the Seller Group has the full right to use the names "Kidder" and "Kidder Peabody" in each jurisdiction in which the Seller Group currently carries on business and has not authorized any person in any jurisdiction, either within or outside the United States, to use any such name.

            SECTION 5.09. Litigation. Except as previously disclosed to the Purchaser in writing, there are no claims, actions, suits, proceedings, arbitrations, mediations, labor disputes or investigations or inquiries pending or, to the best knowledge of the Seller, threatened, before any arbitration or other tribunal, or any federal or state court or regulatory or self-regulatory organization brought by or against the Seller or any other member of the Seller Group or any Funds that could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.10.  Contracts.  (a)  As of the Closing Date,
(i) each material Assigned Contract will be a valid and binding obligation of the parties thereto and in full force and effect, and (assuming receipt of any Required Consent) will continue in full force and effect following the transactions contemplated by this Agreement, in each case without any material breach of any terms or conditions thereof or the forfeiture or impairment of any rights thereunder, (ii) the applicable member of the Seller Group will have performed all material obligations required to be performed by it prior to the Closing Date under each Assigned Contract and will not be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and (iii) to the best knowledge of the Seller, each other party to each Assigned Contract will have performed all material obligations required to be performed by it to date under the Assigned Contracts, and will not be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

38

            (b) None of the members of the Seller Group is a party to or bound by any Contract that could reasonably be expected to have a Material Adverse Effect.

            SECTION 5.11. Benefit Plans. With respect to each "employee pension benefit plan" (as defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), stock option, stock purchase, deferred compensation plan or arrangement, and other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Parent or any member of the Seller Group or any other person or entity that, together with the Company, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity") for the benefit of any present or former officers, employees, directors or independent contractors of the Seller Group or any Commonly Controlled Entity (all the foregoing being herein called "Benefit Plans"), there are no liabilities or obligations associated with such Benefit Plan that could constitute a liability or obligation of the Purchaser following the Closing Date, except to the extent and in the amount reflected on the Closing Balance Sheet or as otherwise provided for in the Restructuring Agreement.

            SECTION 5.12. Investment Purpose. The Seller is acquiring the Common Stock Consideration, the Convertible Preferred Stock and the Redeemable Preferred Stock for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof and not with a view to acquiring control of the Purchaser.

            SECTION 5.13. Title to Acquired Assets. The Seller or another member of the Seller Group has good title to all the Acquired Assets free and clear of all Liens, except for (i) Liens that, individually or in the aggregate, do not materially detract from, or impair the value or interfere with the use of, any of the Acquired Assets, (ii) Assumed Liabilities and (iii) Excluded Liabilities. At the Closing, the Purchaser shall acquire the Acquired Assets free and clear of all Liens, except as described in clauses (i) and (ii) above. This Section does not relate to Owned Real Property, Leased Real Property or Intellectual Property.

39

            SECTION 5.14. Assets Necessary to Business. The Acquired Assets, together with the Purchaser's rights under the Transaction Documents, constitute all the assets, properties, rights and goodwill necessary to carry on the Acquired Businesses substantially as heretofore conducted and no part of the Acquired Businesses is conducted by or through any corporation or entity other than the members of the Seller Group; provided, however, that this Section shall be deemed not be have been breached if the reason that it would have been breached, but for this proviso, is the exclusion of assets by the Purchaser pursuant to clause (b), (d), (j) or (m) of the definition of "Excluded Assets" or the failure of the Purchaser to assume any Contract following its identification to the Purchaser pursuant to Section 7.03(b).

            SECTION 5.15. Absence of Certain Changes or Events. Except as previously disclosed to the Purchaser in writing, since September 29, 1994, the members of the Seller Group have conducted their respective businesses only in the ordinary course, and there has not been any sale, transfer or other disposition by any member of the Seller Group of, or any imposition of any Lien on, any material asset or group of assets, in each case other than inventory sold for fair value, or Liens to secure financing created, in the ordinary course of business.

            SECTION 5.16. Brokers or Finders. Except for Goldman, Sachs & Co., the fees and expenses of whom will be paid by the Parent, no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Parent or any of its Affiliates.

            SECTION 5.17. No Restraints. Neither Parent nor Seller is aware of any event or circumstance which is reasonably likely to result in an order of the Commission, any authority of any state or territory of the United States, or of the District of Columbia, primarily responsible for the regulation or registration of persons engaged in the securities business, the NYSE, the NASD or any court prohibiting or limiting the ability of the Purchaser to hire at least 75% of the retail brokers employed by the Seller Group on the date hereof.

40

            SECTION 5.18 Securities. As of the Closing Date, except to the extent otherwise expressly agreed in writing by the Purchaser prior to Closing, all Securities forming part of the Acquired Assets will be Securities that the Seller believes in good faith are Liquid and Marketable; provided, however, that this representation and warranty will not be deemed to have been breached by delivery of Securities at Closing that are determined to be Liquid and Marketable in accordance with the procedures set forth in Section 2.09.


                               ARTICLE VI

            Representations and Warranties of the Purchaser

            The Purchaser hereby represents and warrants to the Parent and the Seller, as of the date hereof and as of the Closing Date, as follows:

            SECTION 6.01. Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to conduct its businesses as now conducted. Prior to the Closing, the Purchaser has delivered to Seller true and complete copies of the certificate of incorporation and by-laws of the Purchaser.

            SECTION 6.02. Qualification To Do Business. The Purchaser is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary.

            SECTION 6.03. Authorization and Validity of Transaction Documents. The Purchaser has full corporate power and authority to execute and deliver the Transaction Documents to which it is, or is specified to be, a party and to carry out its obligations thereunder. As of the Closing Date, the execution and delivery of the Transaction Documents to which the Purchaser is, or is specified to be, a party and the performance of its obligations thereunder will have been duly authorized by all necessary corporate action by the Board of Directors of the Purchaser, and no other corporate proceedings on the part of the Purchaser

41

will be necessary to authorize such execution, delivery and performance (other than (i) filing the Certificates of Designation for the Convertible Preferred Stock and the Redeemable Preferred Stock with the Secretary of State of the State of Delaware and (ii) the approval of the shareholders of the Purchaser to the issuance of Common Stock upon conversion or redemption of the Convertible Preferred Stock). This Agreement has been, and on the Closing Date the other Transaction Documents to which the Purchaser is, or is specified to be, a party will have been, duly executed and delivered by the Purchaser and will constitute its valid and binding obligation, enforceable against it in accordance with their terms.

            SECTION 6.04. No Conflict or Violation; Consents. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents (i) do not and will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Purchaser and (ii) do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under
(A) any contract, agreement or other instrument to which the Purchaser is a party or by which it is bound or to which any of its properties or assets is subject or (B) violate any provision of Applicable Law applicable to the Purchaser or its properties or assets, other than, in the case of clauses (A) and (B) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, assets, properties, condition (financial or otherwise), operations, results of operations or prospects of the Purchaser. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is, or is specified to be, a party and the consummation by it of the transactions contemplated thereby do not require the consent or approval of, or filing with, any Governmental Authority except (I) as may be required to transfer any Licenses and Permits; (II) as required pursuant to the HSR Act; (III) approvals and authorizations of the NYSE and other self-regulatory organizations in the securities and commodities field; (IV) as may be required under the 1986 Supplement to the Banking Act of 1948 of New Jersey; (V) filing the Certificates of Designation for the

42

Convertible Preferred Stock and the Redeemable Preferred Stock with the Secretary of State of the State of Delaware; (VI) compliance with and filings under the 1933 Act, the 1934 Act, the 1940 Act, the Advisers Act and applicable state securities laws; (VII) filings required by any exercise of registration rights pursuant to the Stockholder Agreement; and (VIII) such consents, approvals and filings, as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated thereby.

            SECTION 6.05. Capital Stock and Related Matters. As of the date hereof, (a) the authorized capital stock of the Purchaser consists of 20,000,000 shares of series preferred stock, par value $20 per share, and 200,000,000 shares of Common Stock, (b) the outstanding capital stock of the Purchaser consists of 75,569,937 shares of Common Stock, all of which shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and have not been issued in violation of, and are not subject to, any preemptive or subscription rights and
(c) there are not any outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (i) pursuant to which the Purchaser is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Purchaser or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Purchaser, other than as set forth in the SEC Documents and other than the purchase rights held by Yasuda Mutual Life Insurance Company. There are not any outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Purchaser generally may vote.

            SECTION 6.06. Common Stock Consideration; Convertible Preferred Stock; Redeemable Preferred Stock. When issued, the Common Stock Consideration, the Convertible Preferred Stock and the Redeemable Preferred Stock will have been duly authorized, will be validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of, and will not be subject to, any preemptive or subscription rights, and the issuance of the Common Stock upon conversion or redemption of the Convertible Preferred Stock will have been duly authorized (subject to shareholder approval). When issued, the

43

Convertible Preferred Stock and the Redeemable Preferred Stock will rank prior in right of payment to each other series or class of capital stock of Purchaser then outstanding.

            SECTION 6.07. Brokers or Finders. Other than Gleacher & Co. Inc., The Blackstone Group and J.P. Morgan & Co. Incorporated, the fees and expenses of whom will be paid by the Purchaser, no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Purchaser or any of its Affiliates.

            SECTION 6.08. 1934 Act Filings. The Purchaser has filed, as and when required, all required reports, schedules, forms, statements and other documents with the Commission since December 31, 1993 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Purchaser and its consolidated results of operations and cash flows for the periods then ended

44

(subject, in the case of unaudited statements, to normal year-end audit adjustments).


                               ARTICLE VII

                 Covenants of the Parent and the Seller

            The Parent and the Seller, jointly and severally, covenant as follows:

            SECTION 7.01. Actions and Conduct of Acquired Businesses Before the Closing Date. (a) Neither the Parent nor the Seller shall take, nor shall either of them permit any other member of the Seller Group to take, any action that would, or could reasonably be expected to, cause the Parent or any member of the Seller Group to be in material breach of any representations, warranties, covenants or agreements contained in any Transaction Document. The Parent and the Seller shall use all reasonable efforts to perform and satisfy all conditions to Closing to be performed or satisfied by either of them under this Agreement as soon as possible.

            (b) Except as otherwise required or expressly permitted by this Agreement or the Restructuring Agreement or otherwise permitted by the prior written consent of the Purchaser, the Seller shall conduct, and shall cause the other members of the Seller Group to conduct, the Acquired Businesses in, and the Seller shall not take any action and shall cause the other members of the Seller Group not to take any action relating to the Acquired Businesses (other than relating solely to any Excluded Asset) except in, the ordinary course consistent with past practice. Prior to the Closing, the Seller shall confer with the Purchaser, through designated liaison employees, on a regular basis and report on significant operational matters, corporate actions and business transactions relating to the Seller Group and consult with the Purchaser, through such employees, concerning transitional planning for operation of the Acquired Businesses after the Closing.

            (c) The Parent and the Seller shall use all reasonable efforts to preserve for Purchaser intact the present business organization of the Acquired Businesses, keep available the services of the present officers and employees and preserve the relationships of the Acquired Businesses with employees, business suppliers, creditors,

45

customers, and others transacting business with the Acquired Businesses. Without limiting the generality of the foregoing, except as otherwise required or expressly permitted by this Agreement or the Restructuring Agreement or otherwise permitted by the prior written consent of the Purchaser, prior to the Closing the Seller shall not, and shall cause the other members of the Seller Group not to: (i) (A) change the commission payout schedule for its registered representatives; (B) enter into any new or amended Benefit Plan without the prior consent of the Purchaser, which shall not be unreasonably withheld; (C) forgive any promissory note made by any registered representative except pursuant to the terms of loans existing on the date of this Agreement; or
(D) establish, adopt, enter into or amend any collective bargaining agreement; or (ii) until the expiration of the 30 day period referred to in Section 9.01, with respect to any business, and from such expiration to the Closing, with respect to any Acquired Business (other than relating solely to any Excluded Asset), (A) change its accounting methods, principles or practices in any material respect; (B) revalue any of the assets included in the Acquired Assets, including writing off any Accounts Receivable other than in the ordinary course of business, except in accordance with the Restructuring Agreement; (C) except as required by Applicable Law, change any tax accounting method, principle or practice, which change would materially adversely affect any Included Subsidiary and which change would not materially benefit the Seller or any Affiliate of the Seller; or (D) sell or transfer any material amount of assets, other than inventory sold in the ordinary course of business consistent with past practices.

            (d) Until the Closing, the Purchaser may periodically establish (in consultation with appropriate employees of the Seller Group) target levels, by classes of Securities, for the Securities inventory portfolios of the Acquired Businesses (other than any class that contains only Excluded Assets); provided, however, that the last such target shall not be established any later than 30 days prior to the scheduled Closing Date from time to time. The Seller shall use all commercially reasonable efforts to reduce the Seller Group's inventory portfolios of each class of Securities by the Closing Date to (or, at the option of the Seller, below) the targeted levels for such class of Securities. The Seller shall provide to the Purchaser weekly reports stating the then current inventory levels, by class of Securities, for the Acquired Businesses and

46

describing in reasonable detail the programs in place to reduce such inventory levels to the then applicable target level. The Seller shall
(i) use its best efforts to cause the traders employed in the Acquired Businesses not to acquire any Securities that are not Liquid and Marketable (other than any Securities that constitute Excluded Assets) and (ii) establish such internal monitoring procedures as shall be necessary to ensure that the Securities that form part of the Acquired Assets at the Closing are Liquid and Marketable.

            SECTION 7.02. Consents and Approvals. Each of the Parent and the Seller shall use all reasonable efforts to obtain (and to cooperate with the Purchaser in obtaining) all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other persons required to be obtained by the Parent or the Seller in connection with the execution, delivery and performance by it of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

            SECTION 7.03. Access to Properties and Records. (a) Each of the Parent and the Seller shall afford to the Purchaser, and to the accountants, counsel and representatives of the Purchaser, reasonable access throughout the period prior to the Closing Date to all properties, assets, books and records, and employees of the Seller Group and the management of the Parent with responsibility for the Seller Group and the independent accountants for the Seller Group, and shall authorize access by the Purchaser's independent auditors to the working papers of the Seller's independent auditors to the extent they relate to the Seller Group (but only, in the case of access after the expiration of the 30-day period referred to in Section 9.01, to the extent related to the Acquired Business). Without limiting the generality of the foregoing, the Parent and the Seller shall provide the Purchaser and its accountants, counsel and representatives access to the books and records of the Seller Group relating to litigation, real property, compliance with laws, Contracts, environmental matters, employee compensation and benefits and intellectual property.

            (b) From time to time prior to the Closing, the Parent or the Seller shall provide to the Purchaser lists of subsidiaries, investments, equity interests, litigation, real property, Contracts, environmental violations, Benefit

47

Plans and intellectual property rights and such other asset and liability listings as the Purchaser shall reasonably request, to the extent such lists are available or can be prepared without undue burden, or copies of relevant documents in lieu of such lists. All such lists, and any disclosure by delivery of documents in lieu of lists, shall be coordinated through designated employees of the Purchaser and the Seller and shall be pursuant to mutually agreed procedures such that such designated employees have clear records of the lists, and documents in lieu of lists, delivered pursuant to this Section 7.03(b) clearly identifying the material disclosed.

            (c) Following the Closing, the Seller shall permit the Purchaser reasonable access during normal business hours to, and grant to the Seller the right to make copies of, all documents, contracts, books, records and data constituting part of the Excluded Assets but relating to the Acquired Businesses. The Seller shall maintain the confidentiality of all such contracts, books, records, data and other documents, except as otherwise required by Applicable Law.

            (d) Nothing in this Section shall authorize or permit access to any Excluded Documents that are subject to the attorney-client privilege, the work product immunity or any other applicable privilege.

            SECTION 7.04.  Further Assurances.   (a)  At any time and
from time to time after the Closing Date, the Seller shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments and take such further actions as the Purchaser or its counsel may reasonably request to effectuate the purposes of this Agreement, including executing and delivering appropriate instruments of transfer (which shall also constitute "Conveyancing Documents") for the transfer of any Acquired Asset not transferred to the Purchaser at the Closing.

            (b) If any Contract in effect on the Closing Date to which any member of the Seller Group is a party and arising out of or used primarily by such Seller Group member in the conduct of any Acquired Business shall not have been identified pursuant to Section 7.03(b) to the Purchaser prior to the Closing, the Purchaser may, within 90 days after the Closing Date (or, if later, 90 days after the discovery by the Purchaser of such Contract), elect by notice in writing to the Seller to assign and assume such

48

Assigned Contract. Upon giving of such notice and the execution by the Purchaser of any appropriate instrument of transfer, such Contract shall thereafter be an Assigned Contract for all purposes under the Transaction Documents, including for the purposes of determining the Assumed Liabilities.

            SECTION 7.05. Reasonable Efforts. Each of the Parent and the Seller shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate the transactions contemplated hereby in accordance with the terms hereof.

            SECTION 7.06. 1940 Act; Advisers Act. (a) With respect to each Fund for which any member of the Seller Group acts as investment adviser or distributor, the Seller (i) shall cause to be convened a meeting of the board of trustees/directors of such Fund to consider a new investment advisory contract or distribution contract, as applicable, (ii) shall recommend to the board of trustees/directors of each Fund, including in each case a majority of trustees/directors who are not parties to the investment advisory contracts of such Fund or "interested persons" (as such term is defined in the 1940 Act) of any such party (the "Non-Interested Directors") (as such term is defined in the 1940 Act) that they approve a new investment advisory contract or distribution contract, as applicable, with an Affiliate of the Purchaser acting as investment adviser or distributor, as applicable, of such Fund, and (iii) assuming that such approval by the board and a majority of the Non-Interested Directors is granted, shall use reasonable efforts to cause such Fund to solicit its shareholders as promptly as practicable with regard to the approval of such new investment advisory contract or distribution contract, as applicable, to be effective on or as promptly as reasonably practicable after the Closing, in each case pursuant to and consistent with all requirements of the 1940 Act applicable thereto; provided, however, that such contracts are identical in all material respects to the existing contracts other than the identity of the adviser or distributor, as applicable, and the term of the contract. The Seller shall use reasonable efforts to ensure, prior to or as soon as reasonably practicable after the Closing Date, the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act with respect to each Fund.

49

            (b) As promptly as practicable, the Seller shall cause the noninvestment company advisory clients of the Asset Management business of the Seller Group to be informed of the transactions contemplated by this Agreement and shall give such clients an opportunity to terminate their advisory contracts. The Seller may satisfy this obligation insofar as it relates to noninvestment company advisory clients by providing them with the notice contemplated by the first sentence of this Section 7.06(b) and obtaining such clients' consent in the form of actual or implied consent by way of the continued receipt of advisory services after receiving at least 60 days' notice of the transactions contemplated hereby.

            SECTION 7.07. Information To Be Furnished. (a) The Seller shall furnish the Purchaser all information required for inclusion in any application or filing made by the Purchaser in connection with the transactions contemplated by the Transaction Documents.

            (b) Upon request, the Seller shall provide to the Purchaser prior to the Closing (i) complete and correct copies of all Returns filed by or on behalf of any Included Subsidiary (limited in the case of consolidated, combined or unitary Returns to the portions relating to the Included Subsidiary), for taxable periods ending after December 31, 1988, and for all other taxable periods for which the statute of limitations has not yet run, (ii) complete and correct copies of any portions of all ruling requests, private letter rulings, revenue agent reports, information document requests and responses thereto, notices of proposed deficiencies, deficiency notices, applications for changes in method of accounting, protests, petitions, closing agreements, settlement agreements, and any similar Tax documents submitted or received with respect to such taxable periods which relate to any Included Subsidiary and (iii) information relating to the Tax position of each Included Subsidiary for any taxable period for which a Return with respect to such Tax has not been filed and (iv) information relating to any Tax Lien on the Acquired Assets or the Acquired Businesses.

            SECTION 7.08. No Other Bids. From the date hereof through the end of the 30-day period set forth in Section 9.01, neither the Parent nor the Seller shall, nor shall it authorize or permit any other member of the Seller Group or any officer, director or employee of or any investment banker, attorney, accountant or other

50

representative retained by any of the foregoing to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or agree to endorse any takeover proposal relating to any member of the Seller Group. After the 30-day period set forth in
Section 9.01 has expired, the restriction contained in the foregoing sentence shall apply only to takeover proposals relating to the Acquired Businesses. The Seller shall promptly advise the Purchaser orally and in writing of any such inquiries or proposals. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentences by any representative of the Parent, any member of the Seller Group or any other Affiliate of the Parent, whether or not such person is purporting to act on behalf of the Parent, any member of the Seller Group or any other Affiliate of the Parent or otherwise, shall be deemed to be a breach of this Section by the Seller. As used in this Section, "takeover proposal" shall mean any proposal for a merger or other business combination involving any member of the Seller Group or any proposal to acquire in any manner any equity securities or any significant amount of assets of any member of the Seller Group, other than in the ordinary course of business and other than the transactions contemplated by this Agreement.

            SECTION 7.09. Advice of Changes. The Seller shall promptly advise the Purchaser orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect.

            SECTION 7.10 Collection of Receivables. From and after the Closing Date and until such time as they may become Excluded Assets pursuant to Section 2.07(b), the Purchaser shall have the right and authority to collect for its own account all Accounts Receivable that are included in the Acquired Assets and to endorse with the name of any member of the Seller Group any checks or drafts received with respect to any Accounts Receivable, and the Seller shall deliver to the Purchaser any cash or other property received directly or indirectly by it or any of its Affiliates with respect to such Accounts Receivable, including any amounts payable as interest.

51

            SECTION 7.11. Change of Name. Within two years after the Closing Date, each member of the Seller Group, to the extent required, shall file with the applicable Governmental Authorities an amendment to its certificate of incorporation to delete from its name the words "Kidder" and "Kidder Peabody", or any derivative thereof and shall do or cause to be done all other acts, including the payment of any fees required in connection therewith, to cause such amendment to become effective. For two years following the Closing Date, each member of the Seller Group shall have a non-transferable royalty-free license right to use the names "Kidder" and "Kidder Peabody", or any derivative thereof, but only to the extent reasonably necessary to effect the disposition, dissolution or winding down of the Excluded Businesses.

            SECTION 7.12. Certain Fund Directors. At the Purchaser's request after the transfer of management of any Fund to the Purchaser, the Seller shall request that directors of such Fund who are employees of the Seller resign as directors of such Fund.

            SECTION 7.13. Insurance Proceeds. If prior to the Closing Date any Acquired Business shall suffer any loss that is covered by insurance carried by the Seller or any of its Affiliates, the Seller shall, or shall cause such Affiliate to, make a claim under its insurance policy for recovery in respect of such loss and to pursue such claim actively. If the Seller or such Affiliate, as the case may be, receives insurance proceeds in respect of such loss, the Seller shall, or cause such Affiliate to, remit promptly such proceeds to the Purchaser.

            SECTION 7.14. Agreement Not to Compete. Each of the Parent and the Seller understand that the Purchaser shall be entitled to protect and preserve the going concern value of the business related to the Acquired Businesses to the extent permitted by law and that the Purchaser would not have entered into this Agreement absent the provisions of this Section and, therefore, agrees that it will not, and will not permit any of its Affiliates to, (i) prior to the fifth anniversary of the Closing Date, directly or indirectly, acquire more than 50% of the outstanding voting securities of any person the principal business of which is the Retail Brokerage Business, provided that (1) if the Parent, the Seller or any Affiliate (the "Acquiring Person") acquires 100% of the outstanding voting securities of a person (the "Acquired Person") engaged in the Retail

52

Brokerage Business not as its principal business, the Acquiring Person shall offer, or cause the Acquired Person to offer, to sell to the Purchaser the Retail Brokerage Business of the Acquired Person for an amount in cash equal to that portion of the purchase price paid by the Acquiring Person that is attributable to the Retail Brokerage Business of the Acquired Person, and (2) if such acquisition is of more than 50% but less than 100% of the outstanding voting securities of the Acquired Person, the Acquiring Person's obligation shall be to use reasonable efforts consistent with its fiduciary duties to cause the Acquired Person to make such an offer; (ii) prior to the fifth anniversary of the Closing Date, directly or indirectly induce any employee of the Purchaser or any of its subsidiaries to leave such employ, or to accept any other position or employment or assist any other person in hiring such employee; and (iii) at any time communicate or divulge any material secret or confidential information, knowledge or data used primarily in any Acquired Business (except to the extent required by Applicable Law). For purposes of this Section, the phrase "directly or indirectly engage in" shall include having a direct or indirect ownership interest (other than ownership of 50% or less of the outstanding voting securities of a person in any Person which engages primarily in the Retail Brokerage Business. Nothing in this Section shall prevent any member of the Financial Services Group from engaging in any business conducted by any member of the Financial Services Group on the Closing Date (other than the Retail Brokerage Business conducted by the Seller Group on the Closing Date). Except as specifically provided in the first sentence of this Section, nothing in this Section is intended to restrict in any way the ability of the Financial Services Group to sell or otherwise distribute Securities, annuities or insurance products, or other financial instruments, products, or services. In the event that any member of the Financial Services Group desires to arrange with a third party engaged in the Retail Brokerage Business to sell or otherwise distribute material amounts of such financial instruments, products, or services, such member shall, either in advance thereof or simultaneously, give the Purchaser a reasonable opportunity to make an offer to enter into such an arrangement.

            SECTION 7.15. Ordinary Conduct. To the extent that the Seller or an Affiliate of the Seller is in control of an Included
Subsidiary on the Closing Date, the Seller shall cause the business of such Included Subsidiary to be

53

conducted on the Closing Date in the ordinary course and in a manner substantially consistent with past practice.



                              ARTICLE VIII

                       Covenants of the Purchaser

            The Purchaser covenants as follows:

            SECTION 8.01.  Actions Before the Closing Date. The
Purchaser shall not take any action that would, or could reasonably be expected to, cause it to be in breach of any representations, warranties, covenants or agreements contained in any Transaction
Document. The Purchaser shall use all reasonable efforts to perform and satisfy all conditions to Closing to be performed or satisfied by the Purchaser under this Agreement as soon as possible.

            SECTION 8.02. Consents and Approvals. The Purchaser shall use all reasonable efforts to obtain (and to cooperate with the Parent and the Seller in obtaining) all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other persons required to be obtained by the Purchaser in connection with the execution, delivery and performance by it of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

            SECTION 8.03. Reasonable Efforts. The Purchaser shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate the transactions contemplated hereby in accordance with the terms hereof; provided, however, that the Purchaser's obligations under this Section shall not limit or impair the Purchaser's rights under this Agreement to deliver notices of assets and liabilities to be excluded.

            SECTION 8.04. Access to Records and Information. Following the Closing, the Purchaser shall permit the Seller reasonable access during normal business hours to, and grant to the Seller the right to make copies of, all documents, contracts, books, records and data constituting part of the Acquired Assets. The Seller shall maintain the

54

confidentiality of all such contracts, books, records, data and other documents, except as otherwise required by Applicable Law.

            SECTION 8.05. Certificates of Designation. On or prior to the Closing Date, the Purchaser shall amend its Certificate of Incorporation to include as a part thereof Certificates of Designation for the Convertible Preferred Stock and the Redeemable Preferred Stock substantially in the form attached hereto as Exhibits A and B.

            SECTION 8.06. Purchaser Securities. Prior to the Closing Date, the Purchaser shall not take any action that would have resulted in an adjustment to the conversion price of the Convertible Preferred Stock had the Convertible Preferred Stock been outstanding at the time of such action.

            SECTION 8.07. Return of Excluded Documents. Should the Purchaser receive any Excluded Documents, the Purchaser shall promptly return such Excluded Documents to the Seller.

            SECTION 8.08. Ordinary Conduct. To the extent that the Purchaser or an Affiliate of the Purchaser is in control of an Included Subsidiary on the Closing Date, the Purchaser shall cause the business of such Included Subsidiary to be conducted on the Closing Date in the ordinary course and in a manner substantially consistent with past practice.

            SECTION 8.09. Information To Be Furnished. The Purchaser shall furnish the Seller all information required for inclusion in any application or filing made by the Seller in connection with the transactions contemplated by the Transaction Documents.


                               ARTICLE IX

                  Additional Agreements of the Parties

            SECTION 9.01. Additional Acquired Businesses. The Purchaser, in its sole discretion, may within 30 days of the date hereof elect from time to time during such period to acquire as part of the acquisition pursuant to this Agreement additional businesses of the Seller Group and, upon such election, such businesses shall constitute "Acquired Businesses". If and to the extent the Purchaser

55

shall make any determination not to acquire any particular additional business, the Purchaser shall promptly advise the Seller of such determination. Notwithstanding the foregoing, the representations and warranties set forth in Article V shall apply to the Acquired Assets included within such Additional Businesses only from and after 45 days following the date hereof. In addition, the Seller shall have the right, by notice to the Purchaser at any time on or before the expiration of such 45-day period, to amend, modify or supplement any representation or warranty set forth in Article V with respect to such additional Acquired Businesses (and the related Acquired Assets). If the Seller shall amend, modify or supplement in any material respect any representation or warranty with respect thereto, the parties shall negotiate in good faith alternative provisions with respect to any such additional Acquired Assets. If the parties are unable to agree with respect to such alternative provisions within ten Business Days, such businesses shall, at the option of the Purchaser (exercised within five Business Days from the expiration of such ten Business Day period), not constitute "Acquired Businesses".

            SECTION 9.02. Allocation of Purchase Price. (a) The Seller and the Purchaser agree that the aggregate of the value of the Redeemable Preferred Stock and the value of the right to receive the Deferred Purchase Price shall equal the aggregate liquidation preference of the Redeemable Preferred Stock, the value of the Convertible Preferred Stock shall equal its liquidation preference, and the value of the Common Stock Consideration shall equal 21,500,000 multiplied by the mean of the high and low per-share prices at which the Common Stock trades on the NYSE on the Closing Date. The Purchaser and the Seller shall agree prior to the Closing Date on estimated allocations of the Purchase Price to the extent necessary to permit the making of timely Transfer Tax filings. In addition, as soon as practicable after the Closing Date, but in no event later than the date 30 days prior to the due date of the Form 8594 referred to in Section 9.02(c), the Purchaser shall provide to the Seller proposed statements (the "Allocation Statements") allocating the total of the Purchase Price and any other payments properly treated as additional Purchase Price for Tax purposes made by the Purchaser pursuant to this Agreement to the different items of Acquired Assets, including the Acquired Assets held by any Included Subsidiary, pursuant to the rules of Section 1060 of the Code and the regulations thereunder. The Seller and the Purchaser shall agree on the method of applying such rules

56

with respect to any assets or liabilities of an Included Subsidiary. Such allocations shall be based on valuations (i) of any Acquired Liquid Assets in accordance with their treatment on the Closing Balance Sheet and pursuant to the method articulated in Section 3.04(c), (ii) of any Accounts Receivable at their face amount less any reserve attributable thereto on the Closing Balance Sheet, and (iii) of all other assets at the value agreed by the Seller and the Purchaser (the "Allocation Principles"). Within 30 days following delivery to the Seller of the proposed Allocation Statements, the Seller may propose changes to the proposed allocations in accordance with the Allocation Principles, together with a reasonably detailed explanation of the reasons therefor. Within 15 days following delivery to the Purchaser of such proposed changes in accordance with the Allocation Principles, the Purchaser shall deliver to the Seller a statement of objections (if any) to such proposed changes, in accordance with the Allocation Principles, together with a reasonably detailed explanation of the reasons therefor. If the Purchaser and the Seller are unable, within 15 days after receipt by the Seller of the Purchaser's statement of objections, to resolve the disputed objections, such disputed objections shall be referred to the Independent Accounting Firm. The Independent Accounting Firm shall, within 60 days following its selection, deliver to the Seller and the Purchaser a written report determining whether the matters that are the subject of the disputed objections complied with the Allocation Principles and, if not, the adjustments that would be required to cure such items. Such determination shall be conclusive and binding upon the parties hereto for all purposes, and the Allocation Statements shall be so adjusted. The fees and disbursements of the Independent Accounting Firm acting under this Section shall be shared equally by the Purchaser and the Seller. The parties shall cooperate with one another and with each other's representatives in order to resolve any and all matters in dispute as quickly as practicable.

            (b) The Allocation Statements shall be revised from time to time to reflect any adjustment to Purchase Price for Tax purposes required by Section 12.05 or otherwise by Applicable Law.

            (c) The Purchaser and the Seller shall file and cause to be filed all Returns, and execute such other documents as may be required by any Taxing Authority, in a manner consistent with the Allocation Statements as revised from time to time. The Purchaser shall prepare the

57

Form 8594 under Section 1060 of the Code relating to the transactions contemplated by this Agreement based on the Allocation Statements and deliver such Form to the Seller within 30 calendar days after finalization of the Allocation Statements as provided above. The Purchaser and the Seller shall file, or cause the filing of, such Form with each relevant Taxing Authority, and refrain, and cause their Affiliates to refrain, from taking any position inconsistent with such Allocation Statements as revised from time to time with any Taxing Authority unless otherwise required by Applicable Law.

            SECTION 9.03. Bulk Transfer Laws. The Seller and the Purchaser hereby waive compliance with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Assets to the Purchaser.

            SECTION 9.04. Sales of Physical Capital. To the extent the Purchaser sells or transfers any Physical Capital forming part of the Acquired Operating Assets during the 18 month period following the Closing, the Purchaser shall pay to the Seller in cash an amount equal to the excess of (i) the sum of (A) the net after-tax proceeds realized by the Purchaser on such sale or transfer plus (B) the aggregate amounts, if any, previously realized by the Purchaser upon all prior sales or transfers of any other such assets plus (C) the net book value as reflected on the Closing Balance Sheet of all such remaining assets held by the Purchaser over (ii) $20,000,000. The Purchaser and the Seller shall agree on the bookkeeping methods to be utilized under this Section.

            SECTION 9.05. Off-Balance Sheet Positions. (a) As promptly as practicable, and in any event not later than 30 days prior to the Closing, the parties shall work together to develop or ratify, or both, a hedging strategy or strategies relating to the different classes of Securities forming part of the inventories of the Acquired Businesses. Not later than 15 Business Days prior to the Closing Date, the Seller shall notify the Purchaser in writing of all off-balance sheet hedges and derivatives relating to the Acquired Businesses. Within five Business Days of such notice, the Purchaser shall notify the Seller of any hedges and derivatives that the Purchaser is willing to accept, in accordance with the following rules: (i) if such strategy or strategies are reasonably satisfactory to the Purchaser, any such hedge or derivative established or

58

entered into by the Seller Group in accordance with such strategy or strategies shall be accepted, (ii) any such hedge or derivative inconsistent with any agreed strategy or strategies shall be accepted only if satisfactory to the Purchaser and (iii) any such hedge or derivative established or entered into in accordance with any strategy not reasonably satisfactory to the Purchaser shall be accepted only if satisfactory to the Purchaser. Any such hedge or derivative so accepted, and any Securities related thereto, shall constitute Acquired Assets. Any such hedge or derivative not so accepted, and all Securities related thereto, shall constitute Excluded Assets.

            (b) Within three Business Days after the Closing, the Seller shall notify the Purchaser in writing of all off-balance sheet hedges and derivatives established or entered into by the Purchaser less than 15 Business Days prior to the Closing. Within five Business Days of receipt of notice, the Purchaser shall notify the Seller of any such hedges or derivatives that the Purchaser is willing to accept in accordance with the principles set forth in Section 9.05(a).

            (c) No other off-balance sheet hedge or derivative of any member of the Seller Group shall be included in the Acquired Assets (other than any hedges or derivatives relating to the derivatives business of the Seller Group, which will be included in the Acquired Assets only if the Purchaser elects pursuant to Section 9.01 to acquire such business).


                                ARTICLE X

                            Employee Matters

            SECTION 10.01. Seller Plans. Except as otherwise provided in the Restructuring Agreement or as set forth in Section 2.05(b), all assets and liabilities associated with each Benefit Plan shall be retained by the Seller.

            SECTION 10.02. Cooperation. The parties shall provide each other with access to such information regarding employees and former employees of the Seller Group as may be reasonably necessary to administer their respective benefit and compensation programs.

59

                               ARTICLE XI

                               Tax Matters

            SECTION 11.01. Taxable Periods. (a) In the case of any taxable period that includes but does not end on the day before the Closing Date (a "Straddle Period"):

            (i) real, personal and intangible property Taxes ("Property Taxes") for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

            (ii) all Taxes (other than Property Taxes) for the Pre-Closing Tax Period shall be computed based on an actual closing of the books as if such taxable period ended as of the close of business on the Closing Date and, in the case of any Taxes attributable to the ownership of any equity interest in any partnership or other "flow through" entity, based on an actual closing of the books as if the taxable period of such partnership or other "flow through" entity ended as of the close of business on the Closing Date.

            (b) In the case of any taxable period other than a Straddle Period, all income, deductions, and other items shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period based on an actual closing of the books of Seller and the Included
Subsidiaries on the day before the Closing Date.

            (c) In the case of any taxable period, if the Closing Date occurs on a date other than the first day of a fiscal month of Seller, all income, deductions, and other items for such month (other than amounts attributable to transactions not in the ordinary course of business and other than closing adjustments and other similar adjustments) will be prorated on a daily basis.

            SECTION 11.02. Tax Allocation Agreement. At the Closing, an agreement (the "Tax Allocation Agreement") in the form of Exhibit D shall be executed with respect to the Included Subsidiaries.

60

            SECTION 11.03. Cooperation. The Seller, each of the Included Subsidiaries and the Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Returns, including maintaining and making available to each other all books and records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes and in all other Tax matters, and to keep each party advised as to any issue relating to Taxes which could have a bearing on such other party's responsibility under this Agreement or the Tax Allocation Agreement. At the Purchaser's request, the Seller shall provide the Purchaser with, or cause to be provided to the Purchaser, copies of Returns in its possession (or in the possession of its Affiliates), or the relevant portions of such Returns, to the extent such Returns relate to Covered Taxes. The Purchaser and the Seller recognize that the Seller and its Affiliates shall need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by, and certain employees of, the Purchaser and the Included Subsidiaries to the extent such records and information pertain to, or have information or knowledge of, events occurring on or prior to the Closing Date; therefore, the Purchaser shall, and shall cause each of the Included Subsidiaries to, (i) properly retain and maintain such records for 10 years from the Closing Date (or for such longer period as the Seller requests in writing) and (ii) allow the Seller and its agents and representatives (and agents or representatives of any of its Affiliates), at times and dates reasonably acceptable to the parties, to inspect, review and make copies of such records, and have access to such employees, as the Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours. At the end of the 10-year period described in clause (i), the Purchaser shall either (A) transfer such records (or cause such records to be transferred) to the Seller, or (B) on 90 days' written notice to the Seller, destroy or otherwise dispose of such records. If the Seller or an Affiliate of the Seller shall claim a deduction for any indemnity payment under this Agreement or otherwise under the Transaction Documents or any Restructuring Payment, and if the Internal Revenue Service or other Taxing Authority shall provide written notice to the Seller or any Affiliate of the Seller that such Taxing Authority may assert that such deduction was improperly claimed (which written notice shall include an

61

Information Document Request or similar written request for information relating to such deduction), the Seller shall promptly notify the Purchaser and, notwithstanding Sections 11.07 and 12.05(c), the Purchaser or any Affiliate of the Purchaser may file a protective refund claim or take similar action reasonably designed to protect its ability to claim a deduction therefor in the event that the deduction claimed by the Seller or its Affiliate is disallowed.

            SECTION 11.04. Treatment of Closing Date. The Purchaser and the Seller shall file, or cause to be filed, all relevant Returns, including the Returns of any Included Subsidiary, and execute, or cause to be executed, such other documents as may be required by any Taxing Authority, on the basis that the purchase and sale contemplated by
Article II shall occur for Tax purposes as of the close of business on the day before the Closing Date and refrain from taking any position inconsistent with such basis with any Taxing Authority unless the relevant Taxing Authority will not accept a Return filed on that basis, or unless otherwise required under Applicable Law after a final determination thereof.

            SECTION 11.05. FIRPTA. The Seller shall deliver to the Purchaser at the Closing a duly executed certificate in the form specified in Treas. Reg. Section 1.1445-2(b)(2)(iii).

            SECTION 11.06. Transfer Taxes. The Seller and the Purchaser shall cooperate in timely making and filing all filings, Tax Returns, reports and forms as may be required to comply with the provisions of any Transfer Tax laws. To the extent legally able to do so, the Purchaser shall deliver to the Seller exemption certificates satisfactory in form and substance to the Seller with respect to Transfer Taxes if such delivery would reduce the amount of Transfer Taxes that would otherwise be so imposed. All Transfer Taxes shall be borne equally by the Seller and the Purchaser; provided, however, that the maximum amount of Transfer Taxes so borne by the Purchaser pursuant to this Agreement and the Tax Allocation Agreement shall be $4,000,000, with any excess being borne by Seller.

            SECTION 11.07. Consistent Tax Reporting. Unless there has been a final determination (including the execution of a Form 870-AD or successor form) to the contrary, neither the Purchaser nor any Affiliate of the Purchaser shall claim any Tax deduction in respect of

62

expenses or other obligations incurred with respect to Continuing
Employees, or other items for which the Seller or its Affiliates are responsible, whether under the Restructuring Agreement or otherwise, for which a deduction is claimed by the Seller or an Affiliate of the Seller.


                               ARTICLE XII

                             Indemnification

            SECTION 12.01. Indemnification by the Seller and the Parent. The Seller and the Parent shall, jointly and severally, indemnify and fully defend, save and hold each Purchaser Indemnitee harmless from any losses, damages, liabilities, claims, costs, expenses, fines, penalties, amounts paid in settlement and reasonable attorneys' fees and expenses (collectively, "Losses") suffered by such Purchaser Indemnitee, as incurred (payable quarterly upon written request), for or on account of or arising from or in connection with or otherwise with respect to:

            (a) any breach of any representation or warranty of the Parent or any member of the Seller Group made in any Transaction Document or in any certificate or other document delivered pursuant to any Transaction Document;

            (b) any failure of the Parent or any member of the Seller Group duly to perform or observe any of its covenants or agreements contained in any Transaction Document;

            (c) any Excluded Liability;

            (d) the termination of any Contract forming part of the Excluded Assets; and

            (e) each Contract forming part of the Excluded Assets that the Seller is required pursuant to the Restructuring Agreement to keep in effect to implement the Conversion Plan.

            SECTION 12.02.  Indemnification by the Purchaser. The
Purchaser shall indemnify and fully defend, save and hold each Seller Indemnitee harmless from any Loss suffered by such Seller Indemnitee, as incurred (payable quarterly

63

upon written request), for or on account of or arising from or in connection with or otherwise with respect to:

            (a) any breach of any representation or warranty of the Purchaser made in any Transaction Document or in any certificate or other document delivered pursuant to any Transaction Document;

            (b) any failure of the Purchaser duly to perform or observe any of the Purchaser's covenants or agreements contained in any Transaction Document; or

            (c) any Assumed Liability.

            SECTION 12.03. Procedures for Indemnification. (a) In order for a party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party of the Third Party Claim reasonably promptly after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, reasonably promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party claim, other than those notices and documents (including court papers) separately addressed to the indemnifying party; provided, however, that failure to deliver any such notice or document shall not affect the indemnification provided hereunder, except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

            (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses at its sole cost and upon written notice to the indemnified party acknowledging its obligation to indemnify the indemnified party therefor in accordance with the terms of this Agreement, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the

64

defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that (i) if the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense and (ii) the indemnified party shall be entitled to employ separate counsel, at the expense of the indemnifying party, and to participate in the defense of such Third Party Claim if in the opinion of counsel to such indemnified party a conflict or potential conflict exists between such indemnified party and the indemnifying party that would make such separate representation advisable (provided that the indemnified party shall only be responsible under this clause (ii) for the fees of one counsel for all indemnified parties). The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof.

            (c) If the indemnifying party so elects to assume the defense of any Third Party Claim, the indemnified parties shall cooperate with the indemnifying party in the defense thereof. Such cooperation shall include the retention and (upon the indemnifying party's reasonable request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and which would not otherwise significantly adversely affect the indemnified party. The indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim the defense of which shall have been assumed by the indemnifying party in accordance with the terms hereof. The indemnified party shall have the right to

65

admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim the defense of which shall not have been assumed by the indemnifying party.

            (d) Notwithstanding the foregoing, the indemnifying party shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending any Third Party Claim if such Third Party Claim, if successful, is likely to result in a judgment, decree or order of injunction or other equitable relief or relief for other than money damages against the indemnified party.

            (e) In the event any indemnified party should have a claim for indemnity against any indemnifying party that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under this Article, except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. If the indemnifying party does not notify the indemnified party within 20 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under this Article, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under this Article, and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

            (f) This Section shall not apply to any claim for indemnification with respect to any Tax Claim.

             SECTION 12.04. Tax Claims. (a) (1) The Purchaser shall promptly notify the Seller in writing of any

66

claim or potential claim made by any Taxing Authority that, if successful, would result in an indemnity payment to any Purchaser Indemnitee pursuant to Section 12.01 or pursuant to the Tax Allocation Agreement (a "Tax Claim"); the Purchaser shall notify the Seller in writing within 30 days of receipt of any communication to the Purchaser or any Affiliate of the Purchaser from any Taxing Authority, or the making of any communication to any Taxing Authority by the Purchaser or any Affiliate of the Purchaser, with respect to any Tax Claim; and the Purchaser shall notify the Seller in writing at least 15 days prior to the date it intends to make payment of any Tax claimed pursuant to any Tax Claim; provided, however, that the failure to give any such notice under this paragraph (1) shall not affect the indemnification provided hereunder except to the extent Seller has been actually prejudiced as a result of such failure.

            (2) The Seller shall promptly notify the Purchaser in writing of any claim or potential claim made by any Taxing Authority that, if successful, would result in an indemnity payment to any Seller Indemnitee pursuant to Section 12.02 or pursuant to the Tax Allocation Agreement (also a "Tax Claim"); the Seller shall notify the Purchaser in writing within 30 days of receipt of any communication to the Seller or any Affiliate of the Seller from any Taxing Authority, or the making of any communication to any Taxing Authority by the Seller of any Affiliate of the Seller, with respect to any Tax Claim; and the Seller shall notify the Purchaser in writing at least 15 days prior to the date it intends to make payment of any Tax claimed pursuant to any Tax Claim; provided, however, that the failure to give any such notice under this paragraph (2) shall not affect the indemnification provided hereunder except to the extent the Purchaser has been actually prejudiced as a result of such failure.

            (b) (1) With respect to any Tax Claim described in
Section 12.04(a)(1), the Seller shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however,

67

that the Seller shall first consult in good faith with the Purchaser with respect to the conduct of the defense of a Tax Claim.

            (2)  With respect to any Tax Claim described in
Section 12.04(a)(2), the Purchaser shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any or all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where Applicable Law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that the Purchaser shall first consult in good faith with the Seller with respect to the conduct of the defense of a Tax Claim.

            (c) The Seller and the Purchaser shall jointly control and participate in all proceedings taken in connection with any Tax Claim relating to Taxes for a Straddle Period. Neither the Seller nor the Purchaser shall settle any such Tax Claim without the prior written consent of the other.

            (d) The Purchaser, each Included Subsidiary and each of their respective Affiliates on the one hand, and the Seller and its respective Affiliates on the other, shall cooperate in contesting any Tax Claim, which cooperation shall include the retention and, upon request, the provision to the requesting person of records and information which are reasonably relevant to such Tax Claim, and in making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

            SECTION 12.05. Losses Net of Insurance, etc. (a) The amount of any Loss for which indemnification is provided under this Article or otherwise under the Transaction Documents shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or

68

payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this Section and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment and the incurrence or payment of such Loss. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (including the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes and payments between the Seller and the Purchaser to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement or otherwise under the Transaction Documents and any Restructuring Payment (other than a Restructuring Payment for which a deduction is claimed by Seller) shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes.

            (b) The amount of any payment by Seller or any Affiliate of Seller pursuant to the Restructuring Agreement or in connection with the Restructuring (as defined in the Restructuring Agreement) (a "Restructuring Payment") made to Purchaser or to an Affiliate of Purchaser shall be (i) increased to take account of any net Tax cost incurred by the payee (grossed up to reflect such increase) and (ii) reduced to take account of any net Tax benefit realized by the payee arising from the incurrence or payment of any amount in respect of which the Restructuring Payment is made.

69

            (c) If a Restructuring Payment is made to an employee of Purchaser or of an Affiliate of Purchaser (or otherwise to any person other than Purchaser or an Affiliate of Purchaser), then Purchaser shall pay to Seller the amount of any net Tax benefit realized by the Purchaser or any Affiliate of the Purchaser by reason of such Restructuring Payment (grossed up to reflect such payment).

            (d) In determining the amount and timing of any payment due under paragraph (b) or (c), the principles of paragraph (a) shall apply.

            SECTION 12.06.  Survival of Representations and
Warranties. The representations and warranties in the Transaction Documents and in any certificate or other document delivered pursuant hereto shall survive the Closing.


                              ARTICLE XIII

                   Conditions Precedent to Performance
                      by the Parent and the Seller

            The obligations of the Parent and the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by the Seller in its sole discretion:

            SECTION 13.01.  Performance of the Obligations of the
Purchaser. The Purchaser shall have performed in all material respects all material obligations required under the Transaction Documents to be performed by it on or before the Closing Date, and the Seller shall have received a certificate dated the Closing Date and signed by the President or any Vice President of the Purchaser to the foregoing effect.

            SECTION 13.02. HSR Act. The waiting period under the HSR Act shall have expired or been terminated.

            SECTION 13.03. No Violation of Orders. No preliminary or permanent injunction or other order issued by any Governmental Authority nor any statute, rule or regulation, promulgated or enacted by any Governmental Authority that prevents the consummation of the transactions contemplated hereby shall be in effect.

70

            SECTION 13.04. Governmental Approvals. Any consents and approvals of the Commission, the NYSE, the Federal Reserve Bank of New York, the NASD and the CFTC to consummate the transactions contemplated hereby shall have been obtained, except where the failure to obtain any such consent or approval would not materially impair the ability of the Parent or the Seller to perform their obligations under the Transaction Documents.

            SECTION 13.05. Other Approvals. The Transaction Documents and the transactions contemplated thereby shall have been approved by the Board of Directors of the Parent.


                               ARTICLE XIV

        Conditions Precedent to the Performance by the Purchaser

            The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions, any one or more of which may be waived by the Purchaser in its sole discretion:

            SECTION 14.01. Performance of the Obligations. The Parent and each member of the Seller Group shall have performed in all material respects all material obligations required under the Transaction Documents to be performed by it on or before the Closing Date, and the Purchaser shall have received a certificate dated the Closing Date and signed by the President and any Vice President of the Parent and by the chief executive officer and the chief financial officer of the Seller to the foregoing effect.

            SECTION 14.02. HSR Act. The waiting period under the HSR Act shall have expired or been terminated.

            SECTION 14.03. No Violation of Orders. No preliminary or permanent injunction or other order issued by any Governmental Authority nor any statute, rule or regulation, promulgated or enacted by any Governmental Authority that prevents the consummation of the transactions contemplated hereby, shall be in effect.

            SECTION 14.04. Governmental Approvals. Any consents and approvals of the Commission, the NYSE, the Federal Reserve Bank of New York, the NASD and the CFTC required to consummate the transactions contemplated hereby

71

shall have been obtained, except where the failure to obtain any such consent or approval would not materially impair the ability of the Purchaser to conduct any material portion of the Acquired Businesses.

            SECTION 14.05. Absence of Restraint. No event shall have occurred nor shall any circumstance exist which is reasonably likely to result in an order of the Commission, any authority of any state or territory of the United States, or of the District of Columbia, primarily responsible for the regulation or registration of persons engaged in the securities business, the NYSE, the NASD or any court prohibits the Purchaser hiring, or limits the ability of the Purchaser to hire, at least 75% of the retail brokers employed by the Seller on the date hereof.

            SECTION 14.06. Other Approvals. The Transaction Documents and the transactions contemplated thereby shall have been approved by the Board of Directors of the Purchaser.


                               ARTICLE XV

                               Termination

            SECTION 15.01. Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing:

            (a) by mutual consent of the Seller and the Purchaser;

            (b) by either the Purchaser or the Seller if the Closing shall not have occurred by February 28, 1995; provided, however, that (i) if the Closing shall not have occurred by such date due to the failure to satisfy the condition described in Sections 13.03 and 14.03 because of an injunction or order, neither the Purchaser nor the Seller may terminate this Agreement unless the applicable injunction or order preventing the satisfaction of such condition is final and nonappealable and
      (ii) this Agreement may not be terminated pursuant to this clause
      (b) by any party if such party or one of its Affiliates is in material breach of its obligations under any Transaction Document;

72

            (c) by either the Purchaser or the Seller if the other, or any Affiliate of the other, is in material breach of its obligations under any Transaction Document;

            (d) by the Purchaser if prior to November 5, 1995, the Purchaser discovers facts, which existed at the date of this Agreement, of such seriousness and significance that, had such facts been known at such date, a reasonable businessperson would not have entered into this Agreement;

            (e) by the Seller if the Purchaser has not obtained the approval of its Board of Directors of the Transaction Documents and the transactions contemplated thereby on or before October 21, 1994; and

            (f) by the Purchaser if the Parent has not obtained the approval of its Board of Directors of the Transaction Documents and the transactions contemplated thereby on or before October 21, 1994.

            SECTION 15.02. Effect of Termination. In the event of termination pursuant to Section 15.01, this Agreement shall become null and void and have no effect, with no liability on the part of the Parent, the Seller or the Purchaser, or their directors, officers, agents or stockholders, with respect to this Agreement, except for
(i) the liability of a party for expenses pursuant to Section 16.03; and
(ii) liability for breach of this Agreement.


                               ARTICLE XVI

                              Miscellaneous

            SECTION 16.01. Successors and Assigns. Except as otherwise provided in this Agreement and except for an assignment by the Purchaser to one of its Affiliates, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that no such assignment shall reduce or otherwise vitiate any of the obligations of any other party hereunder. This Agreement shall inure to

73

the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

            SECTION 16.02. Governing Law; Jurisdiction. (a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

            (b) Each party irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in the Supreme Court of the State of New York, New York County. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in
(A) the Supreme Court of the State of New York, New York County, or
(B) the United Sates District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            SECTION 16.03. Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including any legal and accounting fees, whether or not the transactions contemplated hereby are consummated.

            SECTION 16.04. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect and the parties shall negotiate in good faith to replace the part hereof declared null, void or unenforceable with an

74

alternative provision that preserves for the parties the benefits of this Agreement.

            SECTION 16.05. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the Business Day after delivery to Federal Express or a similar overnight courier or the Express Mail service maintained by the United States Postal Service; or
(iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed to the party, as follows:

            If to the Seller:

                        Kidder, Peabody Group, Inc.
                        10 Hanover Square
                        New York, New York 10005

                        Attn:  John M. Liftin

                        Telecopy:  (212) 510-4920

                  Copies to:

                        Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                        New York, New York 10006

                        Attn:  Alan L. Beller

                        Telecopy:  (212) 225-3999

                        and to the Parent

75

            If to the Parent:

                        General Electric Company
                        3135 Easton Turnpike
                        Fairfield, Connecticut 06431

                        Attn:  Senior Counsel for Transactions

                        Telecopy:  (203) 373-3008

                  Copy to:

                        Davis Polk & Wardwell
                        450 Lexington Avenue
                        New York, New York 10017

                        Attn:  Dennis S. Hersch

                        Telecopy:  (212) 450-4800

            If to the Purchaser:

                        Paine Webber Group Inc.
                        1285 Avenue of the Americas
                        New York, New York 10019

                        Attn:  General Counsel

                        Telecopy:  (212) 713-2114

                  Copy to:

                        Cravath, Swaine & Moore
                        825 Eighth Avenue
                        New York, New York 10019
                        Attn:  David G. Ormsby

                        Telecopy:  (212) 474-3700

            Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

            SECTION 16.06. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party

76

waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

            SECTION 16.07. Public Announcements. Until the earlier of the Closing and the termination of this Agreement, no party shall make any press release or public announcement concerning the transactions contemplated by this Agreement without prior consent of the other parties hereto.

            SECTION 16.08. Entire Agreement. The Transaction Documents contain the entire understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede and replace all prior agreements and understandings, oral or written, with regard to such transactions.

            SECTION 16.09. Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parent, the Seller and the Purchaser and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Seller or the Purchaser. Except as set forth in Article XII with respect to Seller Indemnitees and Purchaser Indemnitees, no provision of this Agreement shall give any third persons any right of subrogation or action over or against the Seller or the Purchaser.

            SECTION 16.10. Headings. The table of contents and section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            SECTION 16.11.  Counterparts.  This Agreement may be
executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

77

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                    PAINE WEBBER GROUP INC.,

                                      by
                                          _________________________
                                          Name:
                                         Title:


                                    GENERAL ELECTRIC COMPANY,

                                      by  Dennis D. Dammerman
                                          --------------------------
                                          Senior Vice President - Finance


                                    KIDDER, PEABODY GROUP INC.,

                                      by  Dennis D. Dammerman
                                          --------------------------
                                          Chairman and CEO

                                                               Exhibit A

CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

                  6% CUMULATIVE CONVERTIBLE REDEEMABLE
                       PREFERRED STOCK, SERIES [ ]
                           ($100 Stated Value)


                         PAINE WEBBER GROUP INC.


      Pursuant to Section 151 of the General Corporation Law of the State of Delaware



            The undersigned, __________, [title], of Paine Webber Group Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors duly adopted the following resolution:

            RESOLVED, that, pursuant to Article __ of the Certificate of Incorporation (which authorizes __________ shares of preferred stock, $20 par value ("Preferred Stock"), [of which __________ shares of a series of __________ Preferred Stock are currently issued and outstanding),] the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to such series of Preferred Stock).

2

            RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

            (1) Number and Designation. 1,000,000 shares of the Preferred Stock of the Corporation shall be designated as 6% Cumulative Convertible Redeemable Preferred Stock, Series __ (the "Series __ Convertible Preferred Stock").

            (2) Rank. The shares of Series __ Convertible Preferred Stock shall rank prior to the shares of the Corporation's common stock, $1 par value (the "Common Stock"), and any other class of stock of the Corporation ranking junior to the Series __ Convertible Preferred Stock (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise). All equity securities of the Corporation to which the Series __ Convertible Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Series __ Convertible Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Corporation's 9% Cumulative Redeemable Preferred Stock, Series __, are collectively
referred to herein as the "Parity Securities."   The respective
definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

            (3) Dividends. (a) The holders of shares of Series __ Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $6 per share. Such dividends shall be payable in arrears in equal amounts quarterly on March 15, June 15, September 15 and December 15 of each year (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period") commencing on the Dividend Payment Date which next follows the issuance of such shares of Series __ Convertible Preferred Stock. Such dividends
(i) shall be cumulative from the date of issue, whether or not declared and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and (ii) shall compound quarterly, to the extent they are unpaid, at

3

the rate of 6% per annum computed on the basis of a 360-day year and twelve 30-day months. Each such dividend shall be payable to the holders of record of shares of the Series __ Convertible Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days, or less than 10 days, preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday, a day on which the New York Stock Exchange does not conduct regular trading or a day on which is or is declared a national or New York State holiday.

            (b) The amount of dividends payable for each full Dividend Period for the Series __ Convertible Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series __ Convertible Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series __ Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series __ Convertible Preferred Stock.

            (c) So long as any shares of the Series __ Convertible Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series __ Convertible Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series __ Convertible Preferred Stock and all dividends declared upon any other Parity Security shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series __ Convertible Preferred Stock and accumulated and unpaid on such Parity Security.

4

            (d) So long as any shares of the Series __ Convertible Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series __ Convertible Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series __ Convertible Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series __ Convertible Preferred Stock and the current dividend period with respect to such Parity Securities.

            (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series __ Convertible Preferred Stock shall be entitled to receive $100 per share of Series __ Convertible Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series __ Convertible Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series __ Convertible Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series __ Convertible Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes

5

of this paragraph (4), a sale or transfer of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, but a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

            (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series __ Convertible Preferred Stock, as provided in this paragraph
(4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series __ Convertible Preferred Stock shall not be entitled to share therein.

            (5) Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, at any time or from time to time prior to the fifth anniversary of the date of issuance of the shares of Series __ Convertible Preferred Stock, the Corporation may redeem at its option, in whole or in part, shares of Series __ Convertible Preferred Stock at a redemption price per share in cash equal to the greater of (i) $140 and (ii) the average of (A) $140 and
(B) the Current Market Price Per Common Share (as defined in paragraph
(7)(g)(vi)) as of the date of notice of redemption multiplied by the number obtained by dividing 100 by the Conversion Price (as defined in paragraph 7(a)) then in effect, in each case, together with any accrued and unpaid dividends thereon to the redemption date.

            (b) To the extent the Corporation shall have funds legally available for such payment, at any time or from time to time on or after the fifth anniversary of the date of issuance of the shares of Series __ Convertible Preferred Stock, the Corporation may redeem at its option, in whole or in part, shares of Series __ Convertible Preferred Stock at a redemption price in cash (subject to subparagraph (d) below) equal to the sum of (i) the redemption price per share indicated below and (ii) any accrued and unpaid dividends to the redemption date. The amount of the redemption price per share, if redeemed during the 12-month period commencing on the [month and day of issuance of the Series __ Convertible Preferred Stock] of the years indicated below, is:

6

            Year /1/                      Amount

            2000                          $105
            2001                          $104
            2002                          $103
            2003                          $102
            2004                          $101
            2005 and thereafter           $100
_______________________
      /1/   Assumes Preferred Stock issued in 1995.

            (c) To the extent the Corporation shall have funds legally available for such payment, on [TWENTY YEAR DATE], if any shares of the Series __ Convertible Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series __ Convertible Preferred Stock, at a redemption price of $100 per share in cash (subject to paragraph (d) below) together with accrued and unpaid dividends thereon to such date.

            (d) In lieu of a cash payment of the redemption price per share due upon any redemption of shares of Series __ Convertible Preferred Stock pursuant to paragraph 5(b) or (c), the Corporation may issue shares of Common Stock to the holders of record of such shares of Series __ Convertible Preferred Stock in full payment of such amount, by giving written notice (in the manner described in paragraph (6)) to such holders. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each such holder of shares of Series
__ Convertible Preferred Stock being redeemed out of its authorized but unissued Common Stock or Common Stock held in treasury that number of shares of Common Stock determined by dividing the aggregate redemption price payable in respect of all such shares of Series __ Convertible Preferred Stock owned by such holder being redeemed by the Current Market Price Per Common Share as of the redemption date. The Corporation shall, in lieu of issuing any fractional shares of Common Stock to any such holder, pay to such holder cash in an amount equal to such fractional interest multiplied by the Current Market Price Per Common Share as of the redemption date.

            (e) Immediately prior to authorizing or making any redemption pursuant to this paragraph (5), the Corporation, by resolution of its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Series __
Convertible Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series __ Convertible Preferred Stock as of such redemption date.

7

            (f) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series __ Convertible Preferred Stock pursuant to paragraph (5)(c) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series __ Convertible Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series __ Convertible Preferred Stock) or
(ii) in accordance with paragraph (3)(d), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

            (g) Shares of Series __ Convertible Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series __ Convertible Preferred Stock shall be reissued or sold as Series __ Convertible Preferred Stock.

            (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series __ Convertible Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

            (b) In the event the Corporation shall redeem shares of Series __ Convertible Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation;

8

provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series __ Convertible Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series __ Convertible Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date and (vi) whether the redemption price will be paid in cash or shares of Common Stock.

            (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series __ Convertible Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for the shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            (d) All shares of Common Stock delivered pursuant to this paragraph (6) will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights, and free from all documentary, stamp, transfer or other similar taxes. If the shares of Common Stock to be delivered pursuant to this paragraph (6) are to be issued in the name of a person other than the registered holder of the shares of Series __ Convertible Preferred Stock being redeemed, such registered holder shall pay all transfer or other similar taxes with respect thereto.

            (7) Conversion. (a)(i) Subject to the provisions of this paragraph (7), the holders of the shares

9

of Series __ Convertible Preferred Stock shall have the right, at any time and from time to time, at such holder's option, to convert any or all outstanding shares (and fractional shares) of Series __ Convertible Preferred Stock, in whole or in part, into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) obtained by dividing 100 by the Conversion Price (as defined below), and by surrender of such shares so to be converted, such surrender to be made in the manner provided in this paragraph (7). The term "Conversion Price" shall mean $18.13 per share, as adjusted in accordance with the provisions of paragraph 7(g).

          (ii) Notwithstanding any other provision hereof, the right to convert shares of Series __ Convertible Preferred Stock called for redemption pursuant to paragraph (5) shall terminate (A) if the date of redemption is prior to the fifth anniversary of the date of issuance of the shares of Series __ Convertible Preferred Stock, at the close of business on the day immediately preceding the date on which the Corporation gives a notice of redemption with respect to such shares in accordance with paragraph (6) and (B) if the date of redemption is on or after the fifth anniversary of such date of issuance, at the close of business on the day immediately preceding the redemption date, in each case, unless the Corporation shall default in making payment of the amount payable upon such redemption.

            (b)(i) In order to exercise the conversion privilege, the holder of the shares of Series __ Convertible Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the Corporation, or at the office of the conversion agent for the Series __ Convertible Preferred Stock appointed for such purpose by the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted.

           Such notice shall be substantially in the following form:

                   "NOTICE OF ELECTION TO CONVERT

                  The undersigned, being a holder of the 6% Cumulative
            Convertible Redeemable Preferred Stock, Series [ ] ("Preferred Stock"), of [Paine Webber Group Inc. (the "Corporation"), irrevocably exercises the right to convert ________ outstanding shares of Preferred Stock on
            _________, 19__, into shares of Common Stock of the Corporation in accordance with the terms of the Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Fill in for registration of
 shares of Common Stock
 if to be issued otherwise
 than to the registered holder:


______________________________
Name


______________________________
Address


______________________________         ______________________
(Please print name                          (Signature)
 and address,
 including postal
 code number)

Denominations:  _______________________


Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series __ Convertible Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

          (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series __ Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, a

11

certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (7) and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (7)(f).

         (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series __ Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date. All shares of Common Stock delivered upon conversion of the Series __ Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series __ Convertible Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this paragraph (7).

            (c)(i) Subject to paragraph (7)(a)(ii), upon delivery to the Corporation by a holder of shares of Series __ Convertible Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series __ Convertible Preferred Stock shall terminate.

          (ii) Subject to paragraph (7)(a)(ii), from the date of delivery by a holder of shares of Series __ Convertible Preferred Stock of such notice of election to convert, in lieu of dividends on such Series __ Convertible Preferred Stock pursuant to paragraph (3), such Series __ Convertible Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Series __ Convertible Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

         (iii) If, after receipt by a holder of shares of Series __ Convertible Preferred Stock of a notice of redemption pursuant to paragraph (5) with a redemption date for such shares on or after the fifth anniversary of the issuance of the Series ___ Convertible Preferred Stock, such

12

holder delivers to the Corporation a notice of election to convert, such Series __ Convertible Preferred Stock shall cease to accrue dividends pursuant to paragraph (3) but such shares shall continue to be entitled to receive all accrued dividends which such holder is entitled to receive pursuant to paragraph (3) through the date of delivery of such notice of election to convert (including pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert) in preference to and in priority over any dividends on the Common Stock. Such accrued dividends shall be payable to such holder when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, as provided in paragraph (3) above.

            (iv) Except as provided above and in paragraph (7)(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series __ Convertible Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

            (d)(i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as shall be required for the purpose of effecting conversions of the Series __ Convertible Preferred Stock. For purposes of this paragraph (d)(i), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series __ Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

            (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series
__ Convertible Preferred Stock, the Corporation shall use its best efforts to comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

            (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series __ Convertible Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series __ Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless

13

and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

            (f) In connection with the conversion of any shares of Series __ Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price Per Common Share on the Business Day on which such shares of Series __ Convertible Preferred Stock are deemed to have been converted. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of the shares of Series __ Convertible Preferred Stock so surrendered. All calculations under this paragraph (7) shall be made to the nearest 1/100 of one cent or to the nearest 1/10,000 of a share, as the case may be.

            (g) The Conversion Price shall be adjusted from time to time as follows:

            (i) In case the Corporation shall at any time after the date of issue of the Series __ Convertible Preferred Stock (I) declare a dividend or make a distribution on Common Stock payable in Common Stock,
(II) subdivide or split the outstanding Common Stock into a greater number of shares, (III) combine or reclassify the outstanding Common Stock into a smaller number of shares, (IV) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (V) consolidate with, or merge with or into, any other Person (unless the Corporation shall be the surviving corporation in such merger and the holders of Common Stock of the Corporation are not entitled to receive any consideration in connection therewith), the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series __ Convertible Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause

14

(III), (IV) or (V) above) which, if this Series __ Convertible Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification, assuming such holder of Common Stock of the Corporation (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("constituent person"), or an affiliate of a constituent person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such reclassification, change, consolidation, merger, recapitalization, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (g) (i) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such adjustment shall be made successively whenever any event listed above shall occur.

            (ii) In case the Corporation shall issue or sell any Common Stock (other than Excluded Stock (as defined below)) without consideration or for a consideration per share less than the then Current Market Price Per Common Share, the Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Conversion Price in effect immediately prior to such issuance or sale by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares which the aggregate offering price of the total number of shares so issued or sold would purchase at such Current Market Price Per Common Share, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after giving effect to such issuance or sale. In case any portion of the consideration to be received by the Corporation shall be in a form other than

15

cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation. Such adjustment shall be made effective immediately after such issuance or sale. For purposes of paragraphs (g)(ii), (iii) and (iv), "Excluded Stock" shall mean any shares of Common Stock, or any shares of stock or other securities convertible or exercisable into or exchangeable for shares of Common Stock (such convertible, exercisable or exchangeable stock or securities being herein called "Convertible Securities") or any rights to subscribe for or purchase, or options or warrants for the purchase of shares of the Common Stock or any Convertible Securities issued, granted or sold (I) as payment of all or any portion of the cost of acquiring assets or stock or securities of any other corporation or of assets of or interests in any noncorporate entity or in any other transaction (other than a distribution without consideration to holders of the then outstanding shares of Common Stock) in which the consideration for such shares of the Common Stock, Convertible Securities or rights or options is other than cash, obligations of the United States Government or Federal funds; (II) pursuant to any employee plan or employee contract approved or otherwise authorized by the Board of Directors of the Corporation, including without limitation, any employee stock option plan, employee restricted stock plan or other employee incentive plan or any share purchase plan; (III) pursuant to any shareholder dividend reinvestment plan; (IV) upon the conversion or exchange of any Convertible Securities outstanding on [insert Closing Date] or the Series __ Convertible Preferred Stock, or pursuant to any other contractual obligation in existence on such date or any Convertible Securities issued after such date provided that the "conversion price" for the Common Stock underlying such Convertible Security is greater than the Current Market Price Per Common Share on the date such Convertible Security is issued, granted or sold; (V) upon the conversion or exchange of any Convertible Securities, or the exercise of any rights or options, in either case, issued, granted or sold in the circumstances described in any of the foregoing clauses (I) through (IV) or upon the conversion or exchange of Convertible Securities acquired upon the exercise of any such rights or options; or
(VI) pursuant to the exercise of any rights or options, or upon conversion or exchange of any Convertible Securities, if with respect to such rights, options or Convertible Securities no adjustment to the Conversion Price was required pursuant to this paragraph (g)(ii).

         (iii) In case the Corporation shall fix a record date for the issue (other than pursuant to an automatic

16

dividend reinvestment plan of the Corporation or any similar plan or any customary shareholders rights plan of the Corporation) of rights, options or warrants (other than Excluded Stock) to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the then Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date, and the Conversion Price shall be adjusted pursuant to paragraph (g)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration payable for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall be made effective on the day immediately after the record date; and in the event that such rights, options or warrants are not so issued or expire unexercised or such convertible securities are redeemed or otherwise retired prior to conversion thereof, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (g)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed, in the former event, or the Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event.

          (iv) In case the Corporation shall issue rights, options or warrants (other than Excluded Stock) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) (including, in the case of rights, options or warrants, the price at which they may be exercised) is

17

less than the then Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Conversion Price shall be adjusted pursuant to paragraph (g)(ii) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (g)(ii) hereof. Such adjustment shall be made effective immediately after such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised or such convertible securities are redeemed or otherwise retired prior to conversion thereof, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (g)), the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Price shall be made pursuant to this paragraph (g)(iv) to the extent that the Conversion Price shall have been adjusted pursuant to paragraph (g)(iii) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

            (v) In case the Corporation shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than regular periodic cash dividends or dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (g)(iii) hereof),

18

the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Current Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock and (B) the denominator of which shall be the Current Market Price Per Common Share on such record date. Such adjustments shall be made effective on the day immediately after the record date; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

          (vi) On any date, the "Current Market Price Per Common Share" shall be deemed to be the average of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the ten consecutive trading days immediately prior to such date. "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape;
(2) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. "Trading day" means, with respect to any exchange or market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market. For purposes of any computation under this paragraph (g), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation.

          (vii) To the extent that the Conversion Price shall have been adjusted pursuant to any of paragraph (g)(ii), (iii), (iv) or (v) as a result of a particular event, no additional adjustment shall be made pursuant to any other of such paragraphs (g)(ii), (iii), (iv) or (v) as a result of such event. No adjustment to the Conversion

19

Price pursuant to paragraphs (g)(ii), (iii), (iv) and (v) above shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided that any adjustments which by reason of this paragraph (g)(vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (g) shall be made to the nearest four decimal points.

         (viii) In the event that, at any time as a result of the provisions of this paragraph (g), the holder of this Series __ Convertible Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of this Series __ Convertible Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

            (h) Whenever the Conversion Price is adjusted pursuant to this paragraph (7), (i) the Corporation shall promptly file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall promptly be sent by first class mail, postage prepaid, by the Corporation to the holders of the Series
__ Convertible Preferred Stock at their addresses as the same appear on the stock register of the Corporation.

            (i) Notwithstanding any provision of this paragraph (7), to the extent the Corporation shall have funds legally available for such purpose, the Corporation shall have the option, upon receipt from any holder of notice of election to convert shares of Series __ Convertible Preferred Stock pursuant to paragraph (7)(b), to deliver, in lieu of the shares of Common Stock into which such shares of Series __ Convertible Preferred Stock would otherwise be convertible, cash in an amount equal to the product of (A) such number of shares of Common Stock into which such shares of Series __ Convertible Preferred Stock would otherwise be convertible multiplied by (B) the Current Market Price Per Common Share, together with all accrued and unpaid dividends on such shares of Series
__ Convertible Preferred Stock; provided that (i) if the Corporation has not received any required approval under the 1986 Supplement

20

to The Banking Act of 1948 of New Jersey, 17 N.J. Stat. Ann. Section 376 et seq., concerning the change of control of banks, or (ii) if the shareholders of the Corporation have not voted to approve the issuance of the Common Stock required to be delivered upon a conversion of the Series __ Convertible Preferred Stock, in each case, the Corporation shall have the obligation to deliver cash pursuant to this paragraph
(7)(i) upon any exercise of the conversion privilege.

            (8) Voting Rights. (a) The holders of record of shares of Series __ Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8).

            (b) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series __ Convertible Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series __ Convertible Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem)(any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series __ Convertible Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series __ Convertible Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon shall have been paid regularly for at least one year, or the Corporation shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then the right of the holders of the Series __ Convertible Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series __ Convertible Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series __ Convertible Preferred

21

Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series __ Convertible Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series __ Convertible Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series
__ Convertible Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series __ Convertible Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series __ Convertible Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

            (c) Without the written consent of a majority of the outstanding shares of Series __ Convertible Preferred Stock or the vote of holders of a majority of the outstanding shares of Series __ Convertible Preferred Stock at a meeting of the holders of Series __ Convertible Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision hereof or of the Certificate of Incorporation (by merger or otherwise) so as to affect the preferences, rights or powers of the Series __ Convertible Preferred Stock; provided that any such amendment that changes the dividend payable on or the liquidation preference of the Series __ Convertible Preferred Stock shall require the affirmative vote at a meeting of holders of Series __ Convertible Preferred Stock called for such purpose or written consent of the holder of each share of Series __ Convertible Preferred Stock; or (ii) create any class or classes of stock ranking equal or prior to the Series __ Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up or increase the number of authorized number of shares of any

22

class or classes of stock ranking equal or prior to the Series __ Convertible Preferred Stock either as to dividends or upon liquidation, dissolution or winding up. Notwithstanding the foregoing, no consent of the holders of the Series __ Convertible Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of Junior Securities or
(iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

            (d) In exercising the voting rights set forth in this paragraph (8), each share of Series __ Convertible Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series __ Convertible Preferred Stock as a single class on any matter, then the Series __ Convertible Preferred Stock and such other series shall have with respect to such matters one vote per $100 of stated liquidation preference. Except as set forth herein, the shares of Series __ Convertible Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

          (9)  Stockholders Agreement.  The Series __ Convertible
Preferred Stock shall be subject to the provisions of the Stockholders Agreement among the Corporation, Kidder, Peabody Group Inc. and General Electric Company dated ________, 19__.

          (10) General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

            (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation (including treasury shares) or a subsidiary.

            (c) The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

23

            IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this __ day of ________, 199_.



                              PAINE WEBBER GROUP INC.



                              By________________________
                                Name:
                                Title:


ATTEST:


________________________
Name:
Assistant Secretary

                                                            Exhibit B


CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE


                        9% CUMULATIVE REDEEMABLE
                       PREFERRED STOCK, SERIES [ ]
                           ($100 Stated Value)

                         PAINE WEBBER GROUP INC.

         Pursuant to Section 151 of the General Corporation Law
                        of the State of Delaware



            The undersigned, __________, [title], of Paine Webber Group Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby make this Certificate of Designations and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), the Board of Directors duly adopted the following resolution:

            RESOLVED, that, pursuant to Article __ of the Certificate of Incorporation (which authorizes __________ shares of preferred stock, $20 par value ("Preferred Stock"), [of which __________ shares of a series of __________ Preferred Stock are currently issued and outstanding),] the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to such series of Preferred Stock).

2
            RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

            (1) Number and Designation. 2,500,000 shares of the Preferred Stock of the Corporation shall be designated as 9% Cumulative Redeemable Preferred Stock, Series __ (the "Series __ Preferred Stock").

            (2) Rank. The shares of Series __ Preferred Stock shall rank prior to the shares of the Corporation's common stock, $1 par value (the "Common Stock"), and any other class of stock of the Corporation ranking junior to the Series __ Preferred Stock (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise). All equity securities of the Corporation to which the Series __ Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Series __ Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Corporation's 6% Cumulative Convertible Redeemable Preferred Stock, Series __, are collectively referred to herein as the "Parity
Securities."   The respective definitions of Junior Securities and
Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be.

            (3) Dividends. (a) The holders of shares of Series __ Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the annual rate of $9 per share. Such dividends shall be payable in arrears in equal amounts quarterly on March 15, June 15, September 15 and December 15 of each year (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each of such dates being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period") commencing on the Dividend Payment Date which next follows the issuance of such shares of Series __ Preferred Stock. Such dividends (i) shall be cumulative from the date of issue, whether or not declared and whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and (ii) shall compound quarterly, to the extent they are unpaid, at the rate of 9% per annum computed on the basis of a 360-day

3

year and twelve 30-day months. Each such dividend shall be payable to the holders of record of shares of the Series __ Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days, or less than 10 days, preceding the payment dates thereof, as shall be fixed by the Board of Directors or a duly authorized committee thereof. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday, a day on which the New York Stock Exchange does not conduct regular trading or a day on which is or is declared a national or New York State holiday.

            (b) The amount of dividends payable for each full Dividend Period for the Series __ Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series __ Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series __ Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series __ Preferred Stock.

            (c) So long as any shares of the Series __ Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series __ Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on such class or series of parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series __ Preferred Stock and all dividends declared upon any other Parity Security shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series __ Preferred Stock and accumulated and unpaid on such Parity Security.

            (d) So long as any shares of the Series __ Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options,

4

warrants or rights to subscribe for or purchase shares of, Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series __ Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series __ Preferred Stock and all past dividend periods with respect to such Parity Securities and
(ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series __ Preferred Stock and the current dividend period with respect to such Parity Securities.

            (4) Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series __ Preferred Stock shall be entitled to receive $100 per share of Series __ Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series __ Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series __ Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series __ Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this paragraph (4), a sale or transfer of all or substantially all of the Corporation's assets, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, but a consolidation or merger of the Corporation with one or

5

more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

            (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series __ Preferred Stock, as provided in this paragraph (4), any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series __ Preferred Stock shall not be entitled to share therein.

            (5) Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option at any time or from time to time, in whole or in part, the shares of Series __ Preferred Stock, at a redemption price of $100 per share in cash, together with accrued and unpaid dividends thereon to the date fixed for redemption.

            (b) To the extent the Corporation shall have funds legally available for such payment, on [TWENTY YEAR DATE], if any shares of the Series __ Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series __ Preferred Stock, at a redemption price of $100 per share in cash, together with accrued and unpaid dividends thereon to such date.

            (c) Immediately prior to authorizing or making any redemption pursuant to this paragraph (5) the Corporation, by resolution of its Board of Directors, shall, to the extent of any funds legally available therefor, declare a dividend on the Series __ Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series __ Preferred Stock as of such redemption date.

            (d) If the Corporation is unable or shall fail to discharge its obligation to redeem all outstanding shares of Series __ Preferred Stock pursuant to paragraph (5)(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series __ Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in

6

respect of any Parity Securities (except in connection with a redemption, sinking fund or other similar obligation to be satisfied pro rata with the Series __ Preferred Stock) or (ii) in accordance with paragraph (3)(d), declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of the Junior Securities.

            (e) Shares of Series __ Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series __ Preferred Stock shall be reissued or sold as Series __ Preferred Stock.

            (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series __ Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole share) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

            (b) In the event the Corporation shall redeem shares of Series __ Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series __ Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series __ Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on

7

the shares to be redeemed will cease to accrue on such redemption date.

            (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption), dividends on the shares of Series __ Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for the shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            (7) Voting Rights. (a) The holders of record of shares of Series __ Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (7).

            (b) If and whenever six quarterly dividends (whether or not consecutive) payable on the Series __ Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series __ Preferred Stock, together with the holders of shares of every other series of preferred stock upon which like rights to vote for the election of two additional directors have been conferred and are exercisable (resulting from either the failure to pay dividends or the failure to redeem)(any such other series is referred to as the "Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series __ Preferred Stock and the Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series __ Preferred Stock and the Preferred Shares then outstanding shall have been paid and dividends thereon shall have been paid regularly for at least one year, or the Corporation shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then

8

the right of the holders of the Series __ Preferred Stock and the Preferred Shares to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the terms of office of all persons elected as directors by the holders of the Series __ Preferred Stock and the Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series __ Preferred Stock and the Preferred Shares, the secretary of the Corporation may, and upon the written request of any holder of Series __ Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series __ Preferred Stock and of the Preferred Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series __ Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series __ Preferred Stock and the Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series __ Preferred Stock and the Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

            (c) Without the written consent of a majority of the outstanding shares of Series __ Preferred Stock or the vote of holders of a majority of the outstanding shares of Series __ Preferred Stock at a meeting of the holders of Series __ Preferred Stock called for such purpose, the Corporation will not (i) amend, alter or repeal any provision hereof or of the Certificate of Incorporation (by merger or otherwise) so as to affect the preferences, rights or powers of the Series __ Preferred Stock; provided that

9

any such amendment that changes the dividend payable on or the liquidation preference of the Series __ Preferred Stock shall require the affirmative vote at a meeting of holders of Series __ Preferred Stock called for such purpose or written consent of the holder of each share of Series __ Preferred Stock; or (ii) create any class or classes of stock ranking equal or prior to the Series __ Preferred Stock either as to dividends or upon liquidation, dissolution or winding up or increase the number of authorized number of shares of any class or classes of stock ranking equal or prior to the Series __ Preferred Stock either as to dividends or upon liquidation, dissolution or winding up. Notwithstanding the foregoing, no consent of the holders of the Series
__ Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of Junior Securities or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

            (d) In exercising the voting rights set forth in this paragraph (7), each share of Series __ Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote with the Series __ Preferred Stock as a single class on any matter, then the Series __ Preferred Stock and such other series shall have with respect to such matters one vote per $100 of stated liquidation preference. Except as set forth herein, the shares of Series __ Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

            (8) Stockholders Agreement. The Series __ Preferred Stock shall be subject to the provisions of the Stockholders Agreement among the Corporation, Kidder, Peabody Group Inc. and General Electric Company dated ________, 19__.

           (9) General Provisions. (a) The term "Person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

            (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary.

10

            (c) The headings of the paragraphs of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

            IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this __ day of ________, 19__.



                              PAINE WEBBER GROUP INC.



                               By________________________
                                 Name:
                                 Title:


ATTEST:

________________________
Name:
Assistant Secretary

This Standstill Agreement (the "Agreement"), dated ____________, 1992, is between Parent Corporation, a Maryland corporation ("Parent"), and
General Electric Company, a New York corporation ("GE").   WHEREAS,
simultaneously with the execution of this Agreement, GE is acquiring 20,000,000 shares of Parent's Series Preferred Stock, par value $1.0

                                                               Exhibit C








                         STOCKHOLDERS AGREEMENT




                         dated __________, 1994




                                 between




                        Paine Webber Group Inc.,




                      General Electric Company, and




                       Kidder, Peabody Group Inc.

                            TABLE OF CONTENTS



                                ARTICLE I

                               Definitions

      Section 1.01.  Definitions                              1


                               ARTICLE II

                     Representations and Warranties

      Section 2.01.  Representations and Warranties           3


                               ARTICLE III

                    Standstill and Voting Provisions

      Section 3.01.  Restrictions of Certain Actions by
      Shareholder                                             4
      Section 3.02.  Board Representation                     6
      Section 3.03.  Voting                                   6


                               ARTICLE IV

                          Transfer Restrictions

      Section 4.01.  Restrictions on Transfer                 7
      Section 4.02.  Permitted Transfers                      7
      Section 4.03.  Company Call Right                       9
      Section 4.04.  Right of First Refusal                  10
      Section 4.05.  Assignment                              12


                                ARTICLE V

                           Registration Rights

      Section 5.01.  Registration Upon Request               12
      Section 5.02.  Incidental Registration Rights          14
      Section 5.03.  Broad Public Distribution; Lead Manager 15

      Section 5.04.  Registration Mechanics 15
      Section 5.05.  Expenses                                18
      Section 5.06.  Indemnification and Contribution        19
      Section 5.07.  Underwriting Agreement                  22


                               ARTICLE VI

                       Shareholder Purchase Rights

      Section 6.01.  Shareholder Purchase Rights             23


                               ARTICLE VII

                                Approvals
      Section 7.01.  Company Shareholder Approval            24


                              ARTICLE VIII

                              Miscellaneous

      Section 8.01.  Termination                             24
      Section 8.02.  Financial Services Group                24
      Section 8.03.  Legend                                  24
      Section 8.04.  Specific Performance                    25
      Section 8.05.  Entire Agreement                        25
      Section 8.06.  Severability                            26
      Section 8.07.  Headings                                26
      Section 8.08.  Counterparts                            26
      Section 8.09.  Notices                                 26
      Section 8.10.  Successors and Assigns                  27
      Section 8.11.  Governing Law                           27
      Section 8.12.  Compliance by Affiliates                28
      Section 8.13.  Reports                                 28
      Section 8.14.  Fair Market Value Determination         28

                         STOCKHOLDERS AGREEMENT


            This STOCKHOLDERS AGREEMENT (this "Agreement"), dated ____________, 1994, is between Paine Webber Group Inc., a Delaware corporation (the "Company"), General Electric Company, a New York corporation ("Parent"), and Kidder, Peabody Group Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Shareholder", which term shall include Parent and any subsidiary (as defined below) of Parent to the extent Voting Securities have been transferred to Parent or such subsidiary pursuant to Section 4.02(a)(i)).

            WHEREAS, simultaneously with the execution of this Agreement, Shareholder is acquiring 1,000,000 shares of the Company's Series __ 6% Cumulative Convertible Redeemable Preferred Stock, stated value $100 per share, 2,500,000 shares of the Company's 9% Cumulative Redeemable Preferred Stock, stated value $100 per share, and 21,500,000 shares of the Company's Common Stock, par value $1.00 per share, pursuant to an Asset Purchase Agreement dated as of October __, 1994 between the Company, Parent and Shareholder (the "Asset Purchase Agreement"); and

            WHEREAS, the Company, Parent and Shareholder desire to establish in this Agreement certain conditions of Parent's and Shareholder's relationship with the Company;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Asset Purchase Agreement, the parties hereto agree as follows:


                                ARTICLE I

                               Definitions

            Section 1.01.  Definitions

            (a) The following terms, as used herein, have the following meanings:

            "Broad Public Distribution" means an underwritten distribution registered under the 1933 Act or a distribution exempt from registration thereunder in which Shareholder uses its best efforts to cause the underwriters expressly to agree in writing for the benefit of the Company that they collectively will not sell Voting Securities to any "person" within the meaning of Section 13(d)(3) of the 1934 Act who, to the best of such underwriters' knowledge after inquiry,

2

would own, immediately after such distribution, Voting Securities having aggregate voting power of more than 3% of the voting power of all the then outstanding Voting Securities.
            "Common Stock" means the common stock, par value $1.00 per share, of the Company.

            "Convertible Preferred Stock" means the Series __ 6%
Cumulative Convertible Redeemable Preferred Stock, stated value $100 per share, of the Company.

            "Equity Treatment Percentage" means the lesser of (i) 20% and (ii) the minimum percentage of Common Stock required to be owned to permit Parent to account for its beneficial ownership of Voting
Securities in accordance with the "equity" method of accounting.

             "Fair Market Value" of the Common Stock as of any day shall mean the average daily closing sales price of the Common Stock for the ten consecutive trading days preceding such day. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed and admitted to trading, or if not listed and admitted to trading on any such exchange, on the NASDAQ National Market System, or if not quoted on the National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

            "Financial Services Group" means General Electric Capital Services, Inc. and its subsidiaries (including, without limitation, Kidder Peabody Group Inc. and General Electric Capital Corporation), General Electric Investment Corporation, General Electric Investment Management Incorporated or any other Affiliate of Parent engaged in the financial services business.

            "Preferred Stock" means, collectively, the Convertible Preferred Stock and the Redeemable Preferred Stock.

            "Redeemable Preferred Stock" means the Series __ 9%
Cumulative Redeemable Preferred Stock, stated value $100 per share, of the Company.

3

            "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation of which securities representing more than 50% of the equity and more than 50% of the ordinary voting power are, at the time any determination is being made, owned by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
            "Third Party Account" means any account managed for the benefit of another person (other than Parent or any Affiliate of Parent) by any member of the Financial Services Group.

            "Total Voting Power" means the aggregate number of votes which may be cast by holders of outstanding Voting Securities.

            "Voting Securities" means any securities of the Company entitled to vote generally in the election of directors of the Company or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities.

            (b) Except as otherwise specified herein, terms used in this Agreement shall have the respective meanings assigned to such terms in the Asset Purchase Agreement. The rules of interpretation specified in Section 1.02 of the Asset Purchase Agreement shall be applicable to this Agreement. Unless otherwise specified all references to "days" shall be deemed to be references to calendar days.


                               ARTICLE II

                     Representations and Warranties

            Section 2.01. Representations and Warrantiesection 2.01. Representations and Warranties. Each of Parent and Shareholder represents and warrants to the Company that (i) Shareholder is a wholly-owned indirect subsidiary of Parent; and (ii)(a) Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 under the 1934 Act) 2,500,000 shares of Redeemable Preferred Stock, 1,000,000 shares of Convertible Preferred Stock and 21,500,000 shares of Common Stock, (b) the Financial Services Group (which includes Shareholder) does not beneficially own any other Voting Securities

4

except for any Voting Securities held in any Third Party Account and (c) to the best knowledge of Parent, neither it nor any of its Affiliates beneficially owns any other Voting Securities, except for any Voting Securities held in any Third Party Account.


                               ARTICLE III

                    Standstill and Voting Provisions

            Section 3.01.  Restrictions of Certain Actions by
Shareholder. Parent will not, and will cause each of its Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are defined in Section 13(d)(3) of the 1934 Act), directly or indirectly:

            (a) except as permitted under Section 6.01, acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Voting Securities, except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction;

            (b) make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the 1934 Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934 Act) with respect to the Company;

            (c) form, join, encourage or in any way participate in the formation of, any "person" within the meaning of Section 13(d)(3) of the 1934 Act with respect to any Voting Securities; provided that this
Section 3.01(c) shall not prohibit any such arrangement solely among Parent and any of its wholly-owned subsidiaries;

            (d) deposit any Voting Securities into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof; provided that this Section 3.01(d) shall not prohibit any such arrangement solely among Parent and any of its wholly-owned subsidiaries;

            (e) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the 1934 Act, or induce or attempt to induce any other person to initiate any stockholder proposal;

5

            (f) except in accordance with and pursuant to Section 3.02, seek election to or seek to place a representative on the Board of Directors of the Company or, except with the approval of management of the Company, seek the removal of any member of the Board of Directors of the Company;

            (g) except with the approval of management of the Company, call or seek to have called any meeting of the stockholders of the Company;

            (h) except through its representative on the Board of Directors of the Company, otherwise act to seek to control, disrupt or influence the management, business, operations, policies or affairs of the Company except with the approval of management of the Company;

            (i) (A) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, (B) make any statement or proposal, whether written or oral, to the Board of Directors of the Company or any director or officer of the Company with respect to, or (C) otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving the Company, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any restructuring, recapitalization or similar transaction with respect to the Company; provided that the foregoing shall not (x) apply to discussions between officers, employees or agents of Parent or Shareholder and the representative of Shareholder on the Board of Directors of the Company or (y) in the case of clause (B) above, be interpreted to limit the ability of such representative to make any such statement or proposal or to discuss any such proposal with any officer, director or advisor to the Company or the Board of Directors of the Company in connection with the performance by such representative of his duty as a director;

            (j) disclose or announce any intention, plan or arrangement inconsistent with the foregoing; or

            (k) advise, assist, instigate or encourage any third party to do any of the foregoing (except, for purposes of clause (a) above, in connection with any transfer of Voting Securities permitted under
Section 4.02).

            If Parent or any of its Affiliates owns or acquires any Voting Securities in violation of this Agreement, such Voting Securities shall immediately be

6

disposed of to persons who are not Affiliates thereof but only in compliance with the provisions of this Agreement; provided that the Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

            Section 3.02. Board Representation. (a) The Company will cause one person mutually agreed upon by Parent and the Company to be elected to the Company's Board of Directors concurrently with the execution hereof.

            (b) Thereafter, so long as Shareholder owns Voting Securities representing at least 10% of Total Voting Power (calculated on a fully diluted basis assuming conversion or exchange of all outstanding securities of the Company convertible into or exchangeable for Voting Securities and the exercise of all rights or options to acquire Voting Securities), subject to the further provisions of this
Section 3.02, the Company's Nominating Committee (or any other committee exercising a similar function) (the "Nominating Committee") shall recommend to the Board of Directors of the Company that such person (or any successor designated by Parent and approved by the Nominating Committee) be included in the slate of nominees recommended by the Board of Directors of the Company to shareholders for election as directors at each annual meeting of shareholders of the Company at which such person's term expires.

            (c) In the event that the designee of Shareholder shall cease to serve as a director for any reason, the vacancy resulting thereby shall be filled by a person designated by Parent and approved by the Nominating Committee.

            (d) In the event that at any time Shareholder shall own Voting Securities representing less than 10% of Total Voting Power (calculated as provided in Section 3.02(b)), Shareholder shall have no further rights under this Section 3.02 and shall promptly cause to resign, and take all other action reasonably necessary to cause the prompt removal of, its designee to the Board of Directors of the Company.

            Section 3.03. Voting. (a) Whenever Shareholder shall have the right to vote any Voting Securities, Shareholder shall (i) be present, in person or represented by proxy, at all stockholder meetings of the Company so that all Voting Securities beneficially owned by it shall be counted for the purpose of determining the presence of a

7

quorum at such meetings, and (ii) subject to Section 3.03(b) below, vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by it in the manner recommended by the Company's Board of Directors, except that during any period or at any time when there shall be in full force and effect a valid order or judgment of a court of competent jurisdiction or a ruling, pronouncement or requirement of the New York Stock Exchange, Inc. ("NYSE") to the effect that the foregoing provision of this Section 3.03 is invalid, void, unenforceable or not in accordance with NYSE policy, then Shareholder will, if so requested by the Board of Directors of the Company, vote or cause to be voted all Voting Securities beneficially owned by it in the same proportion as the votes cast by or on behalf of the other holders of Voting Securities.
            (b)   Notwithstanding anything to the contrary contained in
Section 3.03(a) above, Shareholder shall have the right to vote freely, without regard to any request or recommendation of the Board of Directors of the Company, with respect to (i) all matters specified in paragraph (8) of the Certificate of Designation of Rights and Preferences for the Convertible Preferred Stock and paragraph (7) of the Certificate of Designation of Rights and Preferences for the Redeemable Preferred Stock and (ii) any "Rule 13e-3 transaction" (as defined in Rule 13e-3(a)(3) under the 1934 Act as in effect on the date hereof) unless such transaction has been approved by a majority of the disinterested directors of the Board of Directors of the Company.


                               ARTICLE IV

                          Transfer Restrictions

            Section 4.01. Restrictions on Transfer. Except as otherwise expressly permitted in this Agreement, Parent will not, and will not permit its Affiliates to, directly or indirectly, transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of ("transfer") any Voting Securities.

            Section 4.02. Permitted Transfers. (a) Notwithstanding the provisions of Section 4.01, Parent and its Affiliates shall be permitted to transfer any portion of or all their shares of Voting Securities or Redeemable Preferred Stock under the following circumstances:

8

            (i) transfers to any subsidiary of Parent, but only if such transferee agrees in writing to be bound by the terms of this Agreement, provided that such subsidiary shall be permitted to own such Voting Securities only so long as such subsidiary shall remain a subsidiary of Parent and provided further that no such transfer shall relieve Parent or Shareholder of their obligations under this Agreement;

            (ii) subject to the Company's rights under Section 4.04, in the case of shares of Common Stock (including Common Stock issuable upon conversion or redemption of the Convertible Preferred Stock), transfers made pursuant to (A) a Broad Public Distribution or (B) Rule 144 under the 1933 Act, provided that any such sale pursuant to Rule 144 shall be subject to the volume and manner of sale limitations set forth in such Rule whether or not legally required;

            (iii) subject to the Company's rights under Section 4.04, in the case of shares of Convertible Preferred Stock, after the fifth anniversary of the date of issuance thereof, transfers made pursuant to a demand registration under Section 5.01(a);

            (iv) pursuant to a tender offer or exchange offer or acquisition of control of the Company or similar transaction, at any time following the time at which the Company shall publicly announce or otherwise disclose to Shareholder that the Board of Directors of the Company does not oppose such transaction; or

            (v) transfers of any portion of or all its shares of Redeemable Preferred Stock to any person, provided that (A) Parent shall give not less than 45 days prior written notice to the Company of its intention to transfer such shares and (B) such person agrees in writing to be bound by the terms of this
      Section 4.02(a)(v). Such notice shall specify the number of shares of Redeemable Preferred Stock proposed to be transferred and the date of the proposed transfer of such shares.

            (b) Notwithstanding anything to the contrary in this Agreement, Voting Securities shall not be transferred by Parent or any of its Affiliates to any person pursuant to a tender offer or exchange offer or acquisition of control of the Company or similar transaction which is opposed by the Company's Board of Directors.

9

            Section 4.03. Company Call Right. (a) The Company shall have the right (the "Call Right"), exercisable at any time or from time to time, upon written notice to Shareholder (the "Call Notice"), to elect to purchase a portion (to the extent provided below) of or all the shares of Common Stock then held by Shareholder, at a purchase price per share payable in cash (the "Call Price") equal to the greater of (x) the Fair Market Value of the Common Stock as of the date of delivery of the Call Notice and (y) $ ___ [a fixed amount to be determined at closing equal to the average of the closing price of the Common Stock as of the date the transaction is publicly announced and as of the closing date, multiplied by 1.61051, reflecting interest at a rate of 10% compounded annually, calculated as if such stock had then been outstanding for 5 years]. Delivery of any Call Notice by the Company to Shareholder shall be irrevocable.

            (b) Notwithstanding the provisions of Section 4.03(a), if the Company exercises its Call Right for less than all of the Common Stock then held by Shareholder, (i) if immediately prior to such exercise, Parent beneficially owns not less than the Equity Treatment Percentage of outstanding Common Stock and, at such time, Parent accounts for such ownership of Common Stock in accordance with the equity method of accounting, then the Company shall be permitted to exercise its Call Right in part only to the extent that such exercise would not reduce the percentage of outstanding Common Stock beneficially owned by Parent below the Equity Treatment Percentage and (ii) if immediately prior to such exercise, the Company is a 20-percent owned corporation within the meaning of Section 243(c)(2) of the Code as in effect on the date hereof (a "20-percent owned corporation") of the Shareholder, then the Company shall be permitted to exercise its Call Right in part only to the extent that such exercise would not result in the Company ceasing to be a 20-percent owned corporation of the Shareholder. For purposes of clause (ii) of this paragraph (b), (A) the term "stock" shall have the same meaning as in Section 243(c)(2) of the Code as in effect on the date hereof and (B) all shares of stock of the Company held by Shareholder or any Affiliate of Shareholder shall be treated as if they were held by a single legal entity. Nothing in this
Section 4.03(b) shall be construed to limit the Company's right to exercise its Call Right at any time in respect of all the Common Stock held by Shareholder at such time.

            (c) Notwithstanding the provisions of Section 4.03(a), the Call Right shall be suspended and shall not be

10

exercisable by the Company during the pendency of any transaction described in Section 4.02(a)(iv) following the time at which the Company shall publicly announce or otherwise disclose to Shareholder that the Board of Directors of the Company does not oppose such transaction.

            (d) Any purchase of Common Stock by the Company pursuant to this Section 4.03 shall be on a mutually determined closing date which shall not be more than 30 days after delivery of the Call Notice. The closing shall be held at 10:00 a.m., local time, at the principal office of the Company, or at such other time or place as the parties mutually agree.

            (e) On the closing date, Shareholder shall deliver (i) certificates representing the shares of Common Stock being sold, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority, as the Company may reasonably request. The Call Price shall be paid by wire transfer of immediately available funds no later than 2:00 p.m., local time, on the closing date.

            Section 4.04. Right of First Refusal. (a) If Shareholder desires to transfer any shares of Common Stock (including Common Stock issuable upon conversion or redemption of the Convertible Preferred Stock) pursuant to Section 4.02(a)(ii) or shares of Convertible Preferred Stock pursuant to Section 4.02(a)(iii), Shareholder shall give prompt written notice (the "Transfer Notice") to the Company of such intention, specifying the number of shares of Common Stock or Convertible Preferred Stock proposed to be transferred (the "Offered Shares"). The Transfer Notice shall constitute an irrevocable offer (the "Offer") by Shareholder to sell to the Company the Offered Shares at a price (the "Offer Price") equal to (x) in the case of the Convertible Preferred Stock, the aggregate price specified by Shareholder in the Transfer Notice and (y) in the case of the Common Stock, the aggregate Fair Market Value of such Offered Shares on the date of delivery of the Transfer Notice. The Company shall have the right, exercisable by written notice given by the Company to Shareholder within 30 days after receipt of such Transfer Notice, to purchase (or to cause a person or group designated by the Company to purchase) all, but not a part of, the Offered Shares specified in such Transfer Notice for cash at the Offer Price by delivery of a notice (the "Exercise Notice") to Shareholder stating the Company's irrevocable acceptance of the Offer.

11

            (b) If the Company elects to purchase the Offered Shares, the closing of the purchase of the Offered Shares shall take place on a mutually acceptable closing date which shall be not more than 30 days after delivery of the Exercise Notice. The closing shall be held at 10:00 a.m., local time, at the principal office of the Company or at such other time or place as the parties mutually agree.

            (c) On the closing date, Shareholder shall deliver (or cause to be delivered) (i) certificates representing the Offered Shares, free and clear of any lien, claim or encumbrance, and (ii) such other documents, including evidence of ownership and authority, as the Company may reasonably request. The Offer Price shall be paid by wire transfer of immediately available funds no later than 2:00 p.m., local time, on the closing date.

            (d) If the Company fails to elect to purchase the Offered Shares within the period specified in Section 4.03(a), (i) Shareholder shall be free, during the period of 90 days following the expiration of such period, to transfer any portion of or all the Offered Shares pursuant to Section 4.02(a)(ii) or 4.02(a)(iii), as the case may be, and
(ii) the Company shall not be entitled to exercise its Call Right with respect to the Offered Shares during the period from the date of the Transfer Notice to the end of such 90-day period. Offered Shares not so transferred within such 90-day period shall again become subject to the procedures provided for in this Section 4.04 and to the Call Right. Notwithstanding the foregoing, in the case of any proposed transfer of any portion or all of the Offered Shares pursuant to Section 4.02(a)(ii)(B) under Rule 144 at a price (the "Reduced Offer Price") less than 95% of the Offer Price, Shareholder shall first offer such Offered Shares to the Company by notice (oral or written) to the Senior Vice President and Senior Associate General Counsel of PaineWebber Incorporated made during regular business hours. The Company shall have the right, exercisable by the close of business on the immediately following Business Day after receipt of such notice from Shareholder, to purchase all, but not a part of, such Offered Shares at the Reduced Offer Price. If the Company does not elect to purchase such Offered Shares, Shareholder may transfer such Offered Shares under Rule 144 pursuant to Section 4.02(a)(ii)(B) at a price equal to or above the Reduced Offer Price, provided that any Offered Shares not so transferred within ten Business Days shall again become subject to the procedures provided for in this Section 4.04(d).

12

            Section 4.05. Assignment. The Company may assign any of its rights under Section 4.03 or 4.04 to any person without the consent of Shareholder; provided that no such assignment shall relieve the Company of any of its obligations pursuant to Section 4.03 or 4.04. In the event that the Company elects to exercise a right under Section 4.03 or 4.04, the Company may specify in its Call Notice or Exercise Notice, as applicable, or thereafter prior to purchase, another such person as its designee to purchase the Offered Shares to which such Call Notice or Exercise Notice, as applicable, relates.


                                ARTICLE V

                           Registration Rights

            Section 5.01. Registration Upon Request. (a) Parent shall have the right to make written demand upon the Company, on not more than five separate occasions (subject to the provisions of this Section 5.01), to register under the 1933 Act (i) shares of Redeemable Preferred Stock, (ii) shares of Common Stock issued to Shareholder pursuant to the Asset Purchase Agreement, acquired upon conversion of the Convertible Preferred Stock, or acquired in accordance with Section 6.01 of this Agreement or (iii) at any time following the fifth anniversary of the date hereof, shares of Convertible Preferred Stock (the shares subject to such demand hereunder being referred to as the "Subject Stock"), and the Company shall use its best efforts to cause such shares to be registered under the 1933 Act as soon as reasonably practicable so as to permit the sale thereof promptly; provided that each such demand shall cover at least (A) $50,000,000 liquidation preference of Redeemable Preferred Stock, (B) $100,000,000 liquidation preference of Convertible Preferred Stock or (C) 5,000,000 shares of Common Stock, in the case of the first such demand relating to Common Stock, or 2,500,000 shares of Common Stock in any subsequent demand relating to Common Stock (subject in each case to adjustment for stock splits, reverse stock splits, stock dividends and similar events after the date hereof), as the case may be. In connection therewith, the Company shall as promptly as practicable prepare, file (on Form S-3 if permitted or otherwise on the appropriate form) and use its best efforts to cause to become effective a registration statement under the 1933 Act to effect such registration. Parent and Shareholder agree to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the 1933 Act and the

13

Commission and to obtain any desired acceleration of the effective date of such registration statement.

            (b) Notwithstanding the provisions of Section 5.01(a) and 5.01(c), the Company (i) shall not be obligated to prepare or file more than one registration statement pursuant to this Section 5.01 during any 12-month period and (ii) shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to Section 5.01(a) (A) for a period of up to 60 days following completion of any underwritten public offering of securities contemplated by the Company prior to receipt of a demand for registration hereunder, provided that the Company is advised by its managing underwriter or underwriters in writing (with a copy to Shareholder), that the price at which securities would be offered in such offering would, in its or their opinion, be materially adversely affected by the registration so requested, or (B) for a period of up to 135 days if the Company determines in its reasonable judgment and in good faith that the registration and distribution of the shares of Subject Stock would impair or interfere with in any material respect any contemplated material financing, acquisition, disposition, corporate reorganization or other similar transaction or other material corporate development involving the Company or any of its subsidiaries or Affiliates or would require premature disclosure thereof, and such disclosure is not practicable in the Company's reasonable judgment in light of the facts and circumstances then existing or would impair or interfere with in any material respect such transaction or would otherwise materially adversely affect the Company. In the event of such postponement, Parent shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of registrations to which Parent is entitled pursuant to this Section 5.01.

            (c)   In addition to the rights of Parent set forth in
Section 5.01(a), if at any time the Company shall exercise its right pursuant to paragraph (5)(d) of the Certificate of Designation of Rights and Preferences for the Convertible Preferred Stock to deliver shares of Common Stock in lieu of cash in payment of the redemption price for any shares of Convertible Preferred Stock, Parent shall have the right, exercisable within 30 days following receipt of notice of such redemption for Common Stock, to make an additional written demand upon the Company to register under

14

the 1933 Act any or all shares of Common Stock received in connection with such redemption, and the Company shall use its best efforts to cause such shares to be registered under the 1933 Act as soon as reasonably practicable so as to permit the sale thereof promptly, subject to the provisions of Section 5.01(b).

            (d) Except in accordance with the provisions of the Amended and Restated Investment Agreement (the "Yasuda Agreement") dated as of November 5, 1992, between the Company and The Yasuda Mutual Life Insurance Company ("Yasuda"), the Company shall not grant to any other holder of its securities, whether currently outstanding or issued in the future, any incidental or piggyback registration rights with respect to any registration statement filed pursuant to a demand registration under this Section 5.01 and, except as aforesaid with respect to the rights of Yasuda, without the prior consent of Parent, the Company will not permit any holder of its securities other than Yasuda to participate in any offering made pursuant to a demand registration under this Section 5.01.

            Section 5.02. Incidental Registration Rights. If the Company proposes to register any of its Common Stock under the 1933 Act (other than (i) pursuant to Section 5.01 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, or (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation) the Company shall, as promptly as practicable, give written notice to Parent of the Company's intention to effect such registration. If, within 15 days after receipt of such notice, Parent submits a written request to the Company specifying the amount of Common Stock that it proposes to sell or otherwise dispose of in accordance with this Section 5.02, the Company shall use its best efforts to include the shares specified in Parent's request in such registration. If in a registration other than pursuant to Section 2.3 of the Yasuda Agreement, the managing underwriters reasonably determine in good faith and advise Shareholder in writing that the inclusion in the registration statement of all the Common Stock proposed to be included would interfere with the successful marketing and sale of the securities proposed to be registered, then the amount of Common Stock to be registered by Parent pursuant to this Section 5.02 shall be reduced to the amount, if any, determined by the managing underwriters in good faith that would not interfere with such marketing and sale, provided that if securities are being offered for the account of any Person other than the Company, then the

15

amount of securities of such other Person and Shareholder shall be reduced proportionately based on the number of securities each such Person requested to be included in the offering. If in a registration pursuant to Section 2.3 of the Yasuda Agreement, Yasuda advises the Company that in Yasuda's reasonable judgment registration of the Shareholder's Common Stock would adversely affect the offering and sale of its securities under the Yasuda Agreement, then the number of Shareholder's Common Stock to be included in such offering shall be reduced to the amount, if any, determined by Yasuda in its reasonable judgment, that would not adversely affect such offering and sale. No registration effected under this Section 5.02 shall relieve the Company of its obligation to effect any registration upon request under Section
5.01. If Shareholder has been permitted to participate in a proposed offering pursuant to this Section 5.02, the Company thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder.

            Section 5.03.  Broad Public Distribution; Lead Manager.
(a) The Company shall be required to register Subject Stock that is Common Stock pursuant to this Article V only if such Common Stock is to be offered and sold in a Broad Public Distribution.

            (b) The Company shall be required to register Subject Stock pursuant to this Article V only if such Subject Stock is to be offered and sold in an underwritten distribution lead-managed by the Company's principal broker-dealer subsidiary, provided that, in the reasonable judgment of Parent, the proposed terms of offering by such subsidiary are customary and reasonably competitive and provided further that Parent in all cases shall have the right to designate a non-book-running co-lead manager for any such offering.

            Section 5.04. Registration Mechanicsection 5.04. Registration Mechanics. (a) In connection with any offering of shares of Subject Stock registered pursuant to Section 5.01 or 5.02 herein, the Company shall (i) furnish to Shareholder such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as it may reasonably request, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current; (ii)(A) use its best efforts to register or qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as Shareholder shall reasonably request and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 5.04; (iii) use its best efforts to cause all shares of Subject Stock covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary in the opinion of counsel to the Company to enable Shareholder to consummate the disposition of such shares of Subject Stock; (iv) notify Shareholder any time when a prospectus relating thereto is required to be delivered under the 1933 Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of the Company's Board of Directors as to whether to permit sales under such registration statement), at the request of Shareholder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made; (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; (vi) use its best efforts to list, if required by the rules of the applicable securities exchange or, if securities of the same class are then so listed, the Subject Stock covered by such registration statement on the NYSE or on any other securities exchange on which Subject Stock is then listed; (vii) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to Shareholder and its counsel copies of such documents; and (viii) furnish

17

to Shareholder, addressed to it, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of counsel delivered to underwriters in underwritten public offerings of securities.

            (b) In connection with any offering of Subject Stock registered pursuant to Section 5.01 or 5.02, the Company shall (x) furnish to the underwriter, if any, unlegended certificates representing ownership of the Subject Stock being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to such Subject Stock.

            (c) At any time that Parent shall not be entitled to designate a nominee for election to the Board of Directors pursuant to
Section 3.02, in connection with the preparation and filing of each registration statement registering Subject Stock under the 1933 Act, the Company will give Shareholder and the underwriters, if any, and their respective counsel and accountants (collectively, the "Inspectors"), such reasonable and customary access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Shareholder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act. Records which the Company reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless
(i) the disclosure of such Records is necessary or appropriate to avoid or correct a misstatement or omission in the registration statement,
(ii) the portion of the Records to be disclosed has otherwise become publicly known, (iii) the information in such Records is to be used in connection with any litigation or governmental investigation or hearing relating to any registration statement or (iv) the release of such Records is ordered pursuant to a subpoena or other order. Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company.

            (d)  Upon any registration becoming effective pursuant to
Section 5.01, the Company shall use its best

18

efforts to keep such registration statement current for a period of 90 days or such shorter period as shall be necessary to effect the distribution of the Subject Stock.

            (e) Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (iv) of Section 5.04(a), it will forthwith discontinue its disposition of Subject Stock pursuant to the registration statement relating to such Subject Stock until its receipt of the copies of the supplemented or amended prospectus contemplated by clause (iv) of
Section 5.03(a) and, if so directed by the Company, will deliver to the Company all copies then in its possession of the prospectus relating to such Subject Stock current at the time of receipt of such notice. If Shareholder's disposition of Subject Stock is discontinued pursuant to the foregoing sentence, unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Subject Stock by Shareholder for an aggregate of 90 days, whether or not consecutive, the registration statement shall not be counted for purposes of determining the number of registrations to which Shareholder is entitled pursuant to Section 5.01.

            Section 5.05. Expenses. In connection with any registration pursuant to this Article V (i) Shareholder shall pay all agent fees and commissions and underwriting discounts and commissions related to shares of Subject Stock being sold by Shareholder and the fees and disbursements of its counsel and accountants and (ii) the Company shall pay all fees and disbursements of its counsel and accountants and the expenses (including the fees of any separate counsel) of any "qualified independent underwriter" required in accordance with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. All other fees and expenses in connection with any registration statement (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws) shall (i) in the case of a registration pursuant to Section 5.01, be borne by Shareholder and
(ii) in the case of a registration pursuant to Section 5.02, be shared pro rata based upon the respective market values of the securities to be sold by the Company, Shareholder and any other holders participating in such offering; provided that Shareholder shall not pay any expenses relating to work that would otherwise be incurred by the Company including, but not limited to, the preparation and filing of periodic reports with the Commission.

19

            Section 5.06. Indemnification and Contribution. In the case of any offering registered pursuant to this Article V, the Company agrees to indemnify and hold Shareholder, each underwriter, if any, of the Subject Stock under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the 1933 Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the 1933 Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Stock (as amended if the Company shall have filed with the SEC any amendment thereof), or the omission or alleged

20

omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Stock (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the indemnification contained in this Section 5.06 shall not apply to such Losses which shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by Shareholder or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

            Notwithstanding the foregoing provisions of this
Section 5.06, the Company will not be liable to Shareholder, any person who participates as an underwriter in the offering or sale of Subject Stock or any other person, if any, who controls Shareholder or any underwriter (within the meaning of the 1933 Act), under the indemnity agreement in this Section 5.06 for any such Losses that arise out of Shareholder or other person's failure to send or give a copy of the final prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Subject Stock to such person if such statement or omission was corrected in such final prospectus and the Company has previously furnished copies thereof in accordance with this Agreement.

            In the case of each offering registered pursuant to this
Article V, Parent shall, or shall cause General Electric Capital Services, Inc. or another member of the Financial Services Group, reasonably satisfactory to the Company (the "Parent Indemnitor") to, agree and each underwriter, if any, participating therein shall agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, severally to indemnify and hold harmless the Company and each person who controls the Company within the meaning of
Section 15 of the 1933 Act, and any director, officer, employee or partner of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by Parent, Shareholder or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

            Each party indemnified under this Section 5.06 shall, promptly after receipt of notice of the commencement of any claim against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 5.06, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any action in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory

21

to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.06 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless
(i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party,
(ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified party representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, in which case the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

            If the indemnification provided for in this Section 5.06 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this
Section 5.06 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among

22

other things, the amount of proceeds received by each party from the offering to which such contribution relates. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 5.06 was available to such party.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.06 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            Section 5.07. Underwriting Agreement. (a) In connection with any underwritten offering of Subject Stock pursuant to a registration requested under Section 5.01, the Company, the Parent Indemnitor and Shareholder will enter into an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company, the Parent Indemnitor and Shareholder and such other terms and provisions as are customarily contained in the underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 5.06 (and customary provisions with respect to indemnities and contribution by such underwriters).

            (b) In connection with any underwritten offering of Subject Stock pursuant to a registration requested under Section 5.02, the Company may require the Common Stock requested to be registered pursuant to Section 5.02 to be included in such underwriting on the same terms and conditions as shall be applicable to Common Stock being sold by the Company through underwriters under such registration. In such case, the Parent Indemnitor and Shareholder shall be a party to any such underwriting agreement. Such agreement shall contain such representations, warranties and covenants by the Parent Indemnitor and Shareholder and such other terms and provisions as are customarily contained in

23

underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 5.06 (and customary provisions with respect to indemnities and contribution by such underwriters).

                               ARTICLE VI

                       Shareholder Purchase Rights

            Section 6.01. Shareholder Purchase Rights. (a) If, immediately after giving effect to and as a result of any issuance of Voting Securities by the Company, Parent shall beneficially own Common Stock representing less than the Equity Treatment Percentage of the total number of shares of Common Stock then outstanding and, at such time, Parent accounts for such ownership of Common Stock in accordance with the equity method of accounting, Parent shall have the right to acquire, at any time or from time to time thereafter, in the open market or in private transactions, a number of shares of Common Stock in the aggregate equal to the excess of (x) the number of shares representing the Equity Treatment Percentage of the then outstanding Common Stock over (y) the number of shares of Common Stock then beneficially owned by Parent (including any shares of Common Stock acquired by Shareholder pursuant to Section 6.01(b)).

            (b) If, immediately after giving effect to and as a result of any issuance of stock by the Company on or after the date hereof, the Company shall not be a 20-percent owned corporation of the Shareholder and immediately prior thereto the Company was a 20-percent owned corporation of the Shareholder, Shareholder shall have the right to acquire at any time or from time to time thereafter, in the open market or in private transactions, a number of shares of Common Stock sufficient (together with any shares acquired pursuant to Section 6.01(a)) to enable Shareholder to treat the Company as a 20-percent owned corporation. For purposes of this paragraph (b), (i) the term "stock" shall have the same meaning as in Section 243(c)(2) of the Code as in effect on the date hereof, and (ii) all shares of stock of the Company held by Shareholder or any Affiliate of Shareholder shall be treated as if they were held by a single legal entity.

            (c) If the Company shall issue any Voting Securities or stock of the Company at any time after October 17, 1994 and before the date of this Agreement, Shareholder will have the right to acquire, at any time or from time to time after the date hereof, in the open market or in private

24

transactions, the number of shares of Common Stock determined in accordance with Section 6.01(a) or (b), as applicable, that Shareholder would have had the right to acquire pursuant to this Section 6.01 had this Agreement been in effect at such time.


                               ARTICLE VII



            Section 7.01. Company Shareholder Approval. The Company agrees that at its next annual shareholder meeting it shall submit for shareholder approval, to the extent required by NYSE rules, pursuant to applicable provisions of the NYSE Company Manual, authorization for the issuance of the shares of Common Stock into which the Convertible Preferred Stock is convertible. The Board has adopted a resolution recommending such shareholder approval and the Company shall use its best efforts to obtain such approval.


                              ARTICLE VIII

                              Miscellaneous

            Section 8.01. Termination. This Agreement shall terminate upon (a) the written agreement of the Company, Shareholder and Parent to terminate this Agreement; or (b) the earlier of (i) the fifteenth anniversary of this Agreement and (ii) the third anniversary of the date on which Parent and its Affiliates shall no longer beneficially own any Voting Securities. The provisions of Articles III and IV of this Agreement shall terminate upon any failure by Purchaser to observe and perform its obligations under Section 3.02.

            Section 8.02. Financial Services Group. Notwithstanding any other provision of this Agreement, nothing contained herein shall apply to any Voting Securities held in any Third Party Account, and any such Voting Securities shall not be counted for purposes of this Agreement as being owned by Parent or any of its Affiliates.

            Section 8.03. Legend. All certificates representing Common Stock and Preferred Stock subject to this Agreement shall bear the following legend:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

25

      AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED _____________, 199_ (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RIGHTS OF PURCHASE OF SUCH SHARES BY THE COMPANY AND CERTAIN RESTRICTIONS ON TRANSFER THEREOF. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT SHALL BE VOID."

            Section 8.04. Specific Performance. (a) Parent and Shareholder, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

            (b) Parent and Shareholder, on the one part, and the Company, on the other part, each irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement may be brought in the courts of the State of New York, or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement Shareholder, Parent and the Company each irrevocably submits to the jurisdiction of such court and irrevocably designates, appoints and empowers the Secretary of State of the State of New York to receive for and on its behalf service of process in the State of New York and further irrevocably consents to the service or process outside of the territorial jurisdiction of such courts by mailing copies by registered United States mail, postage prepaid, to its address specified in this Agreement.

            Section 8.05. Entire Agreement. The Transaction Documents and the documents referred to therein constitute the entire agreement and understanding of the parties with respect to the transactions contemplated by such parties and may be amended only by an agreement in writing executed by both parties.

26

            Section 8.06. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

            Section 8.07. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

            Section 8.08. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

            Section 8.09. Notices. All notices, request, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

            (a)   If to the Company, to:

                  Paine Webber Group Inc.
                  1285 Avenue of the Americas
                  New York, New York  10019
                  Attention:  General Counsel
                  Telecopy:  212-713-2114:

                  (with copies to):

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, New York  10019
                  Attention:  David G. Ormsby
                  Telecopy:  212-474-3700

            (b) If to Shareholder (including any other subsidiary of Parent to which shares of Common Stock or Preferred Stock are transferred pursuant to Section 4.02(a)(i)), to:

                  Kidder, Peabody Group Inc.
                  10 Hanover Square
                  New York, New York  10005
                  Attention:  John M. Liftin
                  Telecopy:  212-510-4920

27

                  (with copies to):

            (1)   Parent; and

            (2)   Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York  10006
                  Attention:  Alan L. Beller
                  Telecopy:  212-225-3999

            (c)   If to Parent, to:

                  General Electric Company
                  3135 Easton Turnpike
                  Fairfield, Connecticut  06431
                  Attention:  Senior Counsel for Transactions
                  Telecopy:  202-373-3008

                  (with copies to):

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: Dennis S. Hersch
                  Telecopy: 212-450-4800

or to such other person or address as any party shall furnish to each other party hereto in writing.

            All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            Section 8.10. Successors and Assigns. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided that, except as provided in Section 4.05, no party may assign this Agreement without the other party's prior written consent.

            Section 8.11.  Governing Law.  This Agreement will be
governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof.

28

            Section 8.12. Compliance by Affiliates. Subject to Section 8.02, Parent shall, and shall cause its Affiliates to, observe and perform all covenants and agreements of Parent and Shareholder set forth in this Agreement as if such covenants and agreements were directly applicable to Parent and such Affiliates.

            Section 8.13. Reports. So long as Shareholder shall own any Voting Securities, the Company will furnish Shareholder with the quarterly and annual financial reports that the Corporation is required to file with the Commission pursuant to Section 13 or Section 15(d) of the 1934 Act or, in the event the Company is not required to file such reports, reports containing the same information as would be required in such reports.

            Section 8.14. Fair Market Value Determination. So long as Shareholder shall own any Convertible Preferred Stock, if Parent shall object to any determination of the fair market value of noncash consideration made by the Board of Directors of the Company in accordance with paragraph (7)(g)(ii) of the Certificate of Designation of Rights and Preferences for such Convertible Preferred Stock, the parties shall negotiate in good faith in order to agree on such fair market value. If the parties are unable to agree on such fair market value within 30 days, the Board of Directors of the Company shall retain a nationally recognized investment banking firm reasonably satisfactory to Parent to determine such fair market value. The fees and expenses of such investment banking firm shall be shared equally by Parent and the Company. Parent shall be notified promptly of any consideration other than cash subject to any such determination and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors of the Company.

29

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                                    PAINE WEBBER GROUP INC.


                                    By:___________________________
                                       Name:
                                       Title:


                                    KIDDER, PEABODY GROUP INC.


                                    By:___________________________
                                       Name:
                                       Title:


                                    GENERAL ELECTRIC COMPANY


                                    By:___________________________
                                       Name:
                                       Title:

                                                            EXHIBIT D


                        TAX ALLOCATION AGREEMENT, dated as of
                  , 1994 (the "Agreement"), by and among GENERAL ELECTRIC COMPANY, a New York corporation (the "Parent"), KIDDER,PEABODY GROUP INC., a Delaware corporation (the "Seller"), and PAINE WEBBER GROUP INC., a Delaware corporation (the "Purchaser").


            WHEREAS the Purchaser intends to acquire the stock of the Included Subsidiaries from the Seller on the day before the Closing Date as provided in and pursuant to the Asset Purchase Agreement, dated as of October [ ], 1994, among the Purchaser, the Parent and the Seller (the "Asset Purchase Agreement");

            WHEREAS the Parent, the Seller, and the Included
Subsidiaries have heretofore been members of an affiliated group of corporations of which Parent is the common parent (the "Affiliated Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS the Parent, the Seller, the Included Subsidiaries, and the other members of the Affiliated Group have heretofore filed Federal income tax returns on a consolidated basis pursuant to Section 1501 of the Code;

            WHEREAS certain of the Included Subsidiaries have joined in filing combined, consolidated or unitary state, local or other Tax returns with the Seller or one or more Affiliates of the Seller (the "Combined Income Tax Returns"), and each group filing such a return, a "Combined Group");

            WHEREAS the Included Subsidiaries may be liable for certain Taxes other than Federal income Taxes of the Affiliated Group, Combined Income Taxes (as defined below) and Transfer Taxes; and

            WHEREAS the parties to this Agreement desire to allocate the liability for the Taxes of the Included Subsidiaries.

2

            NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

            SECTION 1. Taxes. (a) (1) The Seller agrees that it will file (or cause to be filed) all necessary consolidated Federal income Tax Returns of the Affiliated Group for all taxable periods beginning before the Closing Date, and all necessary Combined Income Tax Returns for all taxable periods beginning before the Closing Date. The Seller will pay or cause to be paid (i) any Federal income Taxes with respect to such Federal income Tax Returns and (ii) any state, local, or other Taxes with respect to such Combined Income Tax Returns ("Combined Income Taxes").

            (2) Promptly, but no later than 75 days after the Closing Date, the Purchaser will provide the Seller with the necessary information relating to the Included Subsidiaries and legal authority for the Parent to prepare such Returns and to pay such Federal income Taxes and Combined Income Taxes. The Purchaser will use its best efforts to prepare such information in a manner consistent with past practice of the Included Subsidiaries, and such returns and reports shall be prepared by or on behalf of the Parent and the Seller in a manner consistent with past practice of the Included Subsidiaries.

            (b) (1) For any Straddle Period of any Included Subsidiary, the Purchaser will timely prepare in a manner consistent with past practice of the Included Subsidiaries and file with the appropriate Taxing Authorities all Returns required to be filed. For any taxable period of any Included Subsidiary that ends before the Closing Date, the Seller will timely prepare and file or cause to be prepared and filed with the appropriate Taxing Authorities all Returns required to be filed before the Closing Date, and the Purchaser will timely prepare and file or cause to be prepared and filed with the appropriate Taxing Authorities all Returns required to be filed on or after the Closing Date. The Purchaser and the Seller will cause all Returns of each Included Subsidiary that include any portion of the Pre-Closing Tax Period to be prepared and filed in a manner consistent with past practice.

            (2) The Seller will file or cause to be filed any amended consolidated Federal income tax returns of the Affiliated Group or any amended Combined Income Tax Returns for taxable periods beginning before the Closing Date that

3

are required as a result of examination adjustments made by the Internal Revenue Service or by any other Taxing Authority as finally determined. For those jurisdictions in which separate Returns are filed by any Included Subsidiary, any required amended Returns resulting from such examination adjustments, as finally determined, will be prepared by the Purchaser.

            (c) Except as otherwise provided in Paragraphs (a) and (b) of this Section 1, the Purchaser will file (or cause to be filed) all necessary Federal, state, local and other Tax Returns with respect to the Included Subsidiaries for all taxable periods. The Purchaser will pay (or cause to be paid) any Taxes due with respect to such Returns, except to the extent such Taxes are indemnified by Parent and Seller pursuant to this Agreement.

            (d) Any and all Transfer Taxes incurred as a result of the transactions contemplated by this Agreement shall be borne equally by Seller and Purchaser; provided, however that the maximum amount of Transfer Taxes so borne by the Purchaser pursuant to this Agreement and the Asset Purchase Agreement shall be $4,000,000 with any excess being borne by Seller.

            SECTION 2. Indemnification. (a) The Parent and the Seller jointly and severally agree to indemnify and hold harmless each Purchaser Indemnitee from and against any liability with respect to Taxes of any Included Subsidiary (in each case other than any present or former Affiliate of the Purchaser) (1) accruing under the principles of
Section 11.01 and Section 11.04 of the Asset Purchase Agreement during the Pre-Closing Tax Period (including all Taxes (i) attributable to the recognition by an Included Subsidiary of any "deferred intercompany gain" or "excess loss account" as a result of it ceasing to be a member of the Affiliated Group, or (ii) attributable to the Section 338(g) and
Section 338(h)(10) elections (or elections under any comparable provisions of state, local or foreign Tax law) contemplated by Section
5) and (2) attributable to income that accrued in a Pre-Closing Tax Period but was not recognized in any Pre-Closing Tax Period as a result of the installment method of accounting, the complete contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law).

4

            (b) The Purchaser agrees to indemnify and hold harmless each Seller Indemnitee from and against any liability with respect to Taxes of any Included Subsidiary accruing under the principles of
Section 11.01 and Section 11.04 of the Asset Purchase Agreement during the Post-Closing Tax Period (not including Taxes (a) attributable to the recognition by an Included Subsidiary of any "deferred intercompany gain" or "excess loss account" as a result of it ceasing to be a member of the Affiliated Group, (b) attributable to the Section 338(g) and
Section 338(h)(10) elections (or any comparable provisions under state, local or foreign Tax law) contemplated by Section 5 or (c) attributable to income that accrued in a Pre-Closing Tax Period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law).

            SECTION 3. Treatment of Closing Date. The principles and provisions of {{ 11.01 and 11.04 of the Asset Purchase Agreement shall apply to this Agreement.

            SECTION 4.  Tax Claims.  The principles and provisions of {
12.04 of the Asset Purchase Agreement shall apply to this Agreement.

            SECTION 5. Section 338 Election. The Purchaser will (i) timely make an election under Section 338(g) of the Code (and any comparable election under state or local Tax law in such jurisdictions that also provide for an election comparable to a Code Section 338(h)(10) election) with respect to the acquisition by the Purchaser or an Affiliate of the Purchaser of the Included Subsidiaries, (ii) join the Seller in timely making an election under Section 338(h)(10) of the Code (and any comparable election under state or local Tax law) with respect thereto and (iii) cooperate with the Seller in the completion and timely filing of such elections in accordance with the provisions of Treasury Regulation { 1.338(h)(10)-1 (or any comparable provisions of state or local Tax law) or any successor provisions.

            SECTION 6. Tax Sharing Agreements. The Seller shall, before the Closing Date, terminate or cause to be terminated all Tax sharing agreements, arrangements or practices to which any Included Subsidiary may be a party or may be bound, and no payments shall be due thereunder from any Included Subsidiary on or after the Closing Date.

5

            SECTION 7. Interest. In the event that any Payment required to be made under this Agreement is made after the due date thereof, interest will accrue on such amount from the due date of the payment through the date such payment is actually made at the rate designated from time to time in Section 6621(a)(2) of the Code, compounded on a daily basis.

            SECTION 8.  Cooperation.  The principles and provisions of {
11.03 of the Asset Purchase Agreement shall apply to this Agreement.

            SECTION 9. Definitions. Unless otherwise indicated, all capitalized terms used herein shall have the same meaning as in the Asset Purchase Agreement.

            SECTION 10. Exclusivity. Notwithstanding anything therein to the contrary, except as provided herein the Asset Purchase Agreement will not apply to any liability for Taxes of any Included Subsidiary, and the allocation of liability for such Taxes will be determined exclusively under this Agreement.

            SECTION 11. Miscellaneous. The principles and provisions of Article XVI of the Asset Purchase Agreement shall apply to this Agreement.

            SECTION 12. Survival. Notwithstanding anything in the Asset Purchase Agreement to the contrary, the covenants, agreements, representations, and warranties of the parties contained in this Agreement will survive the Closing.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                    PAINE WEBBER GROUP INC.,


                                      by
                                          ________________________
                                          Name:
                                          Title

6

                                    GENERAL ELECTRIC COMPANY,


                                      by
                                          ________________________
                                          Name:
                                          Title:


                                    KIDDER, PEABODY GROUP INC.,


                                      by
                                          _________________________
                                          Name:
                                          Title